                                                                    Exhibit 4.21

                          e.spire COMMUNICATIONS, INC.

                                  $375,000,000

                 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008


                                    INDENTURE


                            Dated as of July 24, 1998



                            THE CHASE MANHATTAN BANK,

                                     Trustee

                              CROSS-REFERENCE TABLE

                  Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of July 24, 1998.

           TRUST
         INDENTURE
            ACT                                                   INDENTURE
          SECTION                                                  SECTION
---------------------------------------------------------------------------
   Section 310   (a)(1)     ........................................7.10
                 (a)(2)     ........................................7.10
                 (a)(3)     ........................................N.A.
                 (a)(4)     ........................................N.A.
                 (a)(5)     ........................................7.10
                 (b)        ..................................7.08; 7.10
                 (c)        ........................................N.A.
   Section 311   (a)        ........................................7.11
                 (b)        ........................................7.11
                 (c)        ........................................N.A.
   Section 312   (a)        ............................7.06(a); 7.06(b)
                 (b)        .....................................7.06(c)
                 (c)        .....................................7.06(d)
   Section 313   (a)        .....................................7.06(e)
                 (b)        ........................................N.A.
                 (c)        ............................7.06(e); 7.06(f)
                 (d)        ........................................7.06
   Section 314   (a)        ..................................4.18; 4.19
                 (b)        ........................................N.A.
                 (c)(1)     .......................................10.03
                 (c)(2)     .......................................10.03
                 (c)(3)     ........................................N.A.
                 (d)        ........................................N.A.
                 (e)        .......................................10.04
                 (f)        ........................................4.19
   Section 315   (a)        .....................................7.01(b)
                 (b)        .....................................7.05(a)
                 (c)        .....................................7.01(a)
                 (d)        .....................................7.01(c)
                 (e)        ........................................6.10

           TRUST
         INDENTURE
            ACT                                                 INDENTURE
          SECTION                                                SECTION
------------------------------------------------------------------------
   Section 316   (a)        ........................................2.08
                 (a)(1)(A)  ........................................6.05
                 (a)(1)(B)  ........................................6.04
                 (a)(2)     ........................................N.A.
                 (b)        ........................................6.07
                 (c)        ........................................9.05
   Section 317   (a)(1)     ........................................N.A.
                 (a)(2)     ........................................6.08
                 (b)        ........................................2.04
   Section 318   (a)        .......................................10.01




NOTE: THIS RECONCILIATION AND TIE SHALL NOT, FOR ANY PURPOSE, BE
DEEMED TO BE  PART OF THE INDENTURE.

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
                                             ARTICLE I DEFINITIONS AND OTHER PROVISIONS
                                             OF GENERAL APPLICATION..............................   1
                  SECTION 1.01    Definitions....................................................   1
                  SECTION 1.02    Incorporation by Reference of Trust Indenture Act..............  28
                  SECTION 1.03    Rules of Construction..........................................  28
                  SECTION 1.04    Form of Documents Delivered to Trustee.........................  29
                  SECTION 1.05    Acts of Holders................................................  30
                  SECTION 1.06    Satisfaction and Discharge.....................................  30

                                             ARTICLE II THE NOTES................................  31
                  SECTION 2.01    Form and Dating................................................  31
                  SECTION 2.02    Execution and Authentication...................................  35
                  SECTION 2.03    Registrar and Paying Agent.....................................  36
                  SECTION 2.04    Paying Agent to Hold Money in Trust............................  37
                  SECTION 2.05    Global Notes...................................................  38
                  SECTION 2.06    Transfer and Exchange..........................................  38
                  SECTION 2.07    Replacement Notes..............................................  46
                  SECTION 2.08    Outstanding Notes..............................................  47
                  SECTION 2.09    Temporary Notes................................................  47
                  SECTION 2.10    Cancellation...................................................  48
                  SECTION 2.11    Payment of Interest; Interest Rights Preserved.................  48
                  SECTION 2.12    Authorized Denominations.......................................  49
                  SECTION 2.13    Computation of Interest........................................  49
                  SECTION 2.14    Persons Deemed Owners..........................................  49
                  SECTION 2.15    CUSIP Numbers..................................................  50

                                             ARTICLE III REDEMPTION..............................  50
                  SECTION 3.01    Notice to Trustee..............................................  50
                  SECTION 3.02    Selection of Notes to be Redeemed..............................  50
                  SECTION 3.03    Notice of Redemption...........................................  51
                  SECTION 3.04    Effect of Notice of Redemption.................................  52
                  SECTION 3.05    Deposit of Redemption Price....................................  52
                  SECTION 3.06    Notes Redeemed in Part.........................................  52

                                             ARTICLE IV COVENANTS................................  53
                  SECTION 4.01    Payment of Notes...............................................  53

                  SECTION 4.02    Maintenance of Office or Agency...............................................  53
                  SECTION 4.03    Money for the Note Payments to be Held in Trust...............................  54
                  SECTION 4.04    Corporate Existence...........................................................  54
                  SECTION 4.05    Maintenance of Property.......................................................  54
                  SECTION 4.06    Payment of Taxes and Other Claims.............................................  55
                  SECTION 4.07    Repurchase at the Option of Holders upon a Change of Control..................  55
                  SECTION 4.08    Limitation on Asset Sales.....................................................  58
                  SECTION 4.09    Limitation on Indebtedness....................................................  62
                  SECTION 4.10    Limitation on Issuance of Guarantees by Restricted Subsidiaries...............  65
                  SECTION 4.11    Limitation on Liens...........................................................  66
                  SECTION 4.12    Limitation on Sale and Leaseback Transactions.................................  66
                  SECTION 4.13    Restricted Payments...........................................................  66
                  SECTION 4.14    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.  70
                  SECTION 4.15    Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries...  71
                  SECTION 4.16    Transactions with Affiliates..................................................  72
                  SECTION 4.17    Restricted and Unrestricted Subsidiaries......................................  74
                  SECTION 4.18    Reports.......................................................................  74
                  SECTION 4.19    Compliance Certificate; Notice of Default or Event of Default.................  75
                  SECTION 4.20    Limitation on Construction of Fiber Networks..................................  76

                                              ARTICLE V CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER....  76
                  SECTION 5.01    Merger, Consolidation or Sale of Assets.......................................  76
                  SECTION 5.02    Successor Corporation Substituted.............................................  77

                                             ARTICLE VI DEFAULTS AND REMEDIES...................................  78
                  SECTION 6.01    Events of Default.............................................................  78
                  SECTION 6.02    Acceleration..................................................................  80
                  SECTION 6.03    Other Remedies................................................................  82
                  SECTION 6.04    Waiver of Past Defaults.......................................................  82

                  SECTION 6.05    Control by Majority...........................................................  83
                  SECTION 6.06    Limitation on Suits...........................................................  83
                  SECTION 6.07    Rights of Holders to Receive Payment..........................................  84



                  SECTION 6.08    Trustee May File Proofs of Claim.............................................   84
                  SECTION 6.09    Priorities...................................................................   84
                  SECTION 6.10    Undertaking for Costs........................................................   85
                  SECTION 6.11    Waiver of Stay or Extension Laws.............................................   85
                  SECTION 6.12    Trustee May Enforce Claims Without Possession of the Notes...................   86
                  SECTION 6.13    Restoration of Rights and Remedies...........................................   86
                  SECTION 6.14    Rights and Remedies Cumulative...............................................   86
                  SECTION 6.15    Delay or Omission Not Waiver.................................................   86

                                             ARTICLE VII TRUSTEE...............................................   87
                  SECTION 7.01    Duties of Trustee............................................................   87
                  SECTION 7.02    Rights of Trustee............................................................   88
                  SECTION 7.03    Individual Rights of Trustee.................................................   89
                  SECTION 7.04    Trustee's Disclaimer.........................................................   89
                  SECTION 7.05    Notice of Defaults...........................................................   89
                  SECTION 7.06    Preservation of Information; Reports by Trustee to Holders...................   89
                  SECTION 7.07    Compensation and Indemnity...................................................   90
                  SECTION 7.08    Replacement of Trustee.......................................................   91
                  SECTION 7.09    Successor Trustee by Merger..................................................   94
                  SECTION 7.10    Eligibility; Disqualification................................................   94
                  SECTION 7.11    Preferential Collection of Claims Against Company............................   95

                                            ARTICLE VIII DEFEASANCE............................................   95
                  SECTION 8.01    Company's Option to Effect Legal Defeasance or
                                  Covenant Defeasance..........................................................   95
                  SECTION 8.02    Legal Defeasance and Discharge...............................................   95
                  SECTION 8.03    Covenant Defeasance..........................................................   96
                  SECTION 8.04    Conditions to Defeasance or Covenant Defeasance..............................   97
                  SECTION 8.05    Deposited Money and U.S. Government Obligations to
                                  be Held in Trust; Miscellaneous Provisions...................................   98
                  SECTION 8.06    Reinstatement................................................................   99

                                             ARTICLE IX AMENDMENTS.............................................   99
                  SECTION 9.01    Without Consent of Holders...................................................   99
                  SECTION 9.02    With Consent of Holders......................................................  100
                  SECTION 9.03    Effect of Supplemental Indentures............................................  101
                  SECTION 9.04    Compliance with Trust Indenture Act..........................................  101
                  SECTION 9.05    Revocation and Effect of Consents and Waivers................................  101


                  SECTION 9.06    Notation on or Exchange of Notes.............................................  102
                  SECTION 9.07    Trustee to Execute Supplemental Indentures...................................  102

                                              ARTICLE X MISCELLANEOUS..........................................  103
                  SECTION 10.01    Trust Indenture Act Controls................................................  103
                  SECTION 10.02    Notices.....................................................................  103
                  SECTION 10.03    Certificate and Opinion as to Conditions Precedent..........................  104
                  SECTION 10.04    Statements Required in Certificate or Opinion...............................  104
                  SECTION 10.05    Rules by Trustee, Paying Agent and Registrar................................  104
                  SECTION 10.06    Payments on Business Days...................................................  105
                  SECTION 10.07    Governing Law...............................................................  105
                  SECTION 10.08    No Recourse Against Others..................................................  105
                  SECTION 10.09    Successors..................................................................  105
                  SECTION 10.10    Counterparts................................................................  105
                  SECTION 10.11    Table of Contents; Headings.................................................  105
                  SECTION 10.12    Severability................................................................  105
                  SECTION 10.13    Further Instruments and Acts................................................  106

                                                                        PAGE
                                                                        ----
EXHIBIT A             FORM OF INITIAL GLOBAL NOTE
EXHIBIT B             FORM OF INITIAL CERTIFICATED NOTE
EXHIBIT C             FORM OF EXCHANGE GLOBAL NOTE
EXHIBIT D             FORM OF EXCHANGE CERTIFICATED NOTE
EXHIBIT E             TERMS OF SUBORDINATED INDEBTEDNESS
EXHIBIT F             REGISTRATION AGREEMENT
EXHIBIT G             REGULATION S CERTIFICATE
EXHIBIT H             RESTRICTED NOTES CERTIFICATE
EXHIBIT I             UNRESTRICTED SECURITIES CERTIFICATE
SCHEDULE A            EXISTING INDEBTEDNESS
SCHEDULE B            REQUIRED INVESTMENTS
SCHEDULE C            SECURED CREDIT FACILITY AGREEMENTS
SCHEDULE D            CONTRACTS WITH AFFILIATES

                  INDENTURE, dated as of July 24, 1998, between e.spire COMMUNICATIONS, INC., a Delaware corporation (the "Company"), having its principal office at 133 National Business Parkway, Suite 200, Annapolis Junction, Maryland 20701, and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee hereunder (the "Trustee"), having its Corporate Trust Administration Office at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.

                                       RECITALS OF THE COMPANY

                  The Company has duly authorized the creation and issue of its 10.625% Senior Discount Notes due July 1, 2008 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to this Indenture and the Registration Agreement (as defined herein), the Company's 10.625% Senior Discount Notes due July 1, 2008 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

                  All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid instrument of the Company, in accordance with their respective terms, have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein).

         "Accreted Value" means, as of any date prior to July 1, 2003, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial offering price ($599.89 per $1,000 principal amount at maturity of Notes) of such Notes and (b) the portion of the excess of the principal amount of such Notes over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each January 1 and July 1 at the rate of 10.625% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after July 1, 2003 the principal amount of each Note.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebted ness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person.

         "Act" when used with respect to any Holder, has the meaning set forth in Section 1.05 hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided, further, that except for purposes of Section 2.08 hereof, neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other; and provided, further, that any Lender under the Secured Credit Facility and its Affiliates shall not be deemed to be Affiliates of the Company or any of its Restricted Subsidiaries solely as a result of the existence of the Secured Credit Facility or their holdings of Capital Stock of the Company or any of its Restricted Subsidiaries acquired in connection with the Secured Credit Facility. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10 percent or more of the Voting Stock of a Person shall be deemed to constitute control.

         "Affiliate Transaction" has the meaning set forth in Section 4.16 hereof.

         "Agent Member" has the meaning set forth in Section 2.05(a) hereof.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, by way of consolidation or merger, but excluding by means of any Sale and Leaseback Transaction or by the granting of a Lien permitted by Section 4.11) by such Person or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $2,000,000, other than (i) a Disposition of Property in the ordinary course of business consistent with industry practice, (ii) a Disposition that constitutes a Restricted Payment permitted to be made under Section 4.13 hereof and (iii) a Disposition by the Company in connection with a transaction permitted pursuant to Article V hereof. For purposes of this definition, any series of related transactions that, if effected as a single transaction would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last transaction which is a part thereof is effected.

         "Asset Sale Offer" has the meaning set forth in Section 4.08(c) hereof.

         "Asset Sale Payment Date" has the meaning set forth in Section 4.08(d)(ii) hereof.

         "Asset Sale Purchase Price" has the meaning set forth in Section 4.08(c) hereof.

         "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person, or the Board of Directors if such Person is the Company or a Restricted Subsidiary) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

         "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person (including, without limitation, common stock, preferred stock and partnership interests) and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash and Eligible Cash Equivalents.

         "Cedel" has the meaning set forth in Section 2.01(a) hereof.

         "Certificated Notes" means Initial Certificated Notes and Exchange Certificated Notes.

         "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than to any Permitted Holder or any Restricted Subsidiary of the Company, shall have occurred; or (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 percent of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Change of Control Offer" has the meaning set forth in Section 4.07(a) hereof.

         "Change of Control Payment Date" has the meaning set forth in Section 4.07(b)(ii) hereof.

         "Change of Control Purchase Price" has the meaning set forth in Section 4.07(a) hereof.

         "Clearing Agency" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

         "Closing Price" means, on any Trading Day with respect to the per share price of any share of Common Stock, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if another national securities exchange on which such shares are listed or admitted to trading is the principal trading market for such Common Stock, then such national securities exchange or, if such Common Stock is not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market (or any market for trading of securities administered by the NASD), or, if such Common Stock is not listed or admitted to trading on any such national securities exchange or market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

         "Company Order" means a written order signed in the name of the Company by (i) its Chairman of the Board, President, a Vice Chairman or a Vice President, and (ii) its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to Preferred Stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if to be paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such Sale and Leaseback Transaction were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in
(A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication,
(i) all items classified as extraordinary; (ii) any net income of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period in respect of such income; (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;
(v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries; (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person; (vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss); and (viii) the cumulative effect of changes in accounting principles.

         "Consolidated Tangible Assets" of any Person means, as of any date, the sum for such Person and its Restricted Subsidiaries (after eliminating intercompany items) of the net book value of all Property and assets of such Person and its Restricted Subsidiaries reflected on a balance sheet of such Person or such Restricted Subsidiary, as the case may be, prepared in accordance with GAAP, less the net book value of all items that would be classified as intangibles under GAAP, including, without limitation, (i) licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, noncompete agreements and organizational expenses, and (ii) unamortized deferred financing costs, debt discount and expenses, including any appropriate deductions for any minority interest in such assets of such Restricted Subsidiaries.

         "Corporate Trust Administration Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.

         "Covenant Defeasance" has the meaning set forth in Section 8.03 hereof.

         "Debt to Capital Ratio" means, as at any date of determination, the ratio of (i) the amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding on a consolidated basis as at the date of determination to (ii) the capital of the Company and its Restricted Subsidiaries on a consolidated basis as at such date. For purposes of this calculation, "capital" shall mean stockholders' equity (deficit), except that all Preferred Stock shall be included and retained earnings (deficit) shall be excluded, each as determined in accordance with GAAP.

         "Debt to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the four preceding fiscal quarters for which financial information is available immediately prior to the date of determination; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Debt to EBITDA Ratio would have the effect of increasing or decreasing Indebtedness or EBITDA in the future, Indebtedness or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of its

Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such period and (z) if during such four fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such period.

         "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Default Amount" has the meaning set forth in Section 6.02.

         "Defaulted Interest" has the meaning set forth in Section 2.11 hereof.

         "Defeasance" has the meaning set forth in Section 8.02 hereof.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Disposition" has the meaning set forth in the definition of "Asset Sale" in this Section 1.01.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the Stated Maturity of the Notes.

         "EBIT" means the amount calculated in the same manner as EBITDA, but not including clauses (iii) and (iv) of the definition thereof.

         "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense; (ii) income tax expense; (iii) depreciation expense; (iv) amortization expense; (v) any non-cash charge related to the issuance to employees of such Person of options to purchase Capital Stock of such Person; and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period, each item to be determined in accordance with GAAP.

         "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000, with a maturity date not more than one year from the date of acquisition; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 90 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's or A-2 or better from Moody's; (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's or Moody's and in each case maturing within ninety days after the date of acquisition; (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

         "Equity Offering" means an offering of Common Stock of the Company resulting in net proceeds to the Company in excess of $20 million.

         "Euroclear" has the meaning set forth in Section 2.01(a) hereof.

         "Event of Default" has the meaning set forth in Section 6.01 hereof.

         "Excess Proceeds" has the meaning set forth in Section 4.08(b) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Certificated Notes" means Notes issued in definitive, fully registered form to beneficial owners of interests in the Exchange Global Note pursuant to Section 2.06(c) hereof.

         "Exchange Global Note" has the meaning set forth in Section 2.01(d) hereof.

         "Exchange Notes" has the meaning set forth in the Recitals of the Company and more particularly means any of the Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchange Offer" shall have the meaning set forth in the Registration Agreement.

         "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance or other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

         "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of this Indenture, including the 2005 Notes, the 2006 Notes and the 2007 Notes, and specified in Schedule A hereto, and the incurrence by the Company of Indebtedness represented by the 2005 Notes, the 2006 Notes and the 2007 Notes.

         "Existing Notes" means the 2005 Notes, the 2006 Notes and the 2007
Notes.

         "Fair Market Value" means, with respect to any Property or asset, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

         "Fiber Network" means a digital fiber optic telecommunications network wholly owned by the Company that serves a Metropolitan Area.

         "Final Memorandum" means the final Offering Memorandum, dated July 21, 1998, used in connection with the initial placement of the Notes.

         "Full Accretion Date" shall mean July 1, 2003, on which date the Accreted Value shall be equal to the full principal amount at maturity of the Notes.

         "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided herein, all calculations made for purposes of determining compliance with Article IV or
Section 5.01 hereof shall utilize GAAP as in effect on the Issue Date.

         "Global Notes" means the Initial Global Note and the Exchange Global Note.

         "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner. The terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have correlative meanings.

         "Guaranteed Indebtedness" has the meaning set forth in Section 4.10(a) hereof.

         "Holder" means (i) in the case of any Certificated Note, the Person in whose name such Certificated Note is registered in the Security Register and
(ii) in the case of any Global Note, the Depositary.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed; (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business; (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property, assets or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith); (v) any Capital Lease Obligation of such Person; (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination;
(vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination; (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) any obligation of the type referred to in clauses
(i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any Guarantees at such date; provided that for purposes of calculating the amount of the 2005 Notes, the 2006 Notes or the Notes outstanding at any date, the amount of such 2005 Notes, the 2006 Notes or the Notes shall be the Accreted Value (as defined in the relevant indenture) thereof as of such date unless cash interest has commenced to accrue pursuant to the terms of the relevant indenture, in which case the amount of the 2005 Notes, 2006 Notes or the Notes outstanding will be determined pursuant to the terms of such notes and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value (as defined in the relevant Indenture) because of clause (iii) of the definition thereof.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

         "Independent Director" means a director of the Company other than a director who is (i) a party, or who is an officer, employee, promoter, partner or Person performing similar functions for a party (including the Company) to the transaction in question; (ii) a director of a party (other than the Company) to the transaction; or (iii) related by blood or marriage to any Person specified in clause (i) or (ii) of this definition.

         "Initial Certificated Notes" means Notes issued in definitive, fully registered form to beneficial owners of interests in the Initial Global Note pursuant to Section 2.06(c) hereof.

         "Initial Global Note" has the meaning set forth in Section 2.01(a) hereof.

         "Initial Notes" has the meaning set forth in the Recitals of the Company and, more particularly, means any of the Notes authenticated and delivered under this Indenture other than Exchange Notes.

         "Initial Purchasers" means the Purchasers, as such term is defined in the Purchase Agreement.

         "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in interest rates.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person; (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person; or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or asset other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such transfer. For purposes of the definition of "Restricted Payment" and Section 4.13 only, "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary.

         "Issue Date" means the date on which the Notes were first authenticated and delivered under this Indenture.

         "Joint Venture Entity" has the meaning set forth in Section 4.13(b)(vii) hereof.

         "Lender" means a lender under the Secured Credit Facility that is a party to and is bound by an agreement with respect to the Secured Credit Facility and has extended or is committed to extend financing to the Company or any of its Subsidiaries under the Secured Credit Facility.

         "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on the Change of Control Payment Date or Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

         "Metropolitan Area" means the 32 metropolitan areas in which the Company, as of March 31, 1998, has a Fiber Network and other metropolitan areas deemed in the reasonable business judgment of the management of the Company to provide an opportunity for the building and operation of such a Fiber Network with the reasonable potential to produce financial results for the Company at least substantially comparable to the metropolitan areas in which the Company has such operational Fiber Networks.

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Standard & Poor's, then "Moody's" shall mean any other nationally recognized rating agency (other than Standard & Poor's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person or any of its Restricted Subsidiaries) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries; (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or assets in accordance with the terms of any Lien upon or with respect to such Properties or assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale; and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the applicable provisions of this Indenture.

         "Notes" has the meaning set forth in the Recitals of the Company and more particularly means any of the Notes authenticated and delivered under this Indenture.


         "Officer" means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

         "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee, which certificate shall comply with the provisions of Section
10.04 hereof; provided that any Officers' Certificate delivered pursuant to the first paragraph of Section 4.19 hereof shall be signed by the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer.

         "Opinion of Counsel" means a written opinion from legal counsel (who may be counsel to the Company or the Trustee) who is acceptable to the Trustee, which opinion shall comply with the provisions of Section 10.04 hereof; provided that any Opinion of Counsel delivered pursuant to Section 8.04 hereof shall not be rendered by an employee of the Company or any of its Subsidiaries.

         "Paying Agent" means any Person authorized by the Company to make payments of principal, premium or interest with respect to the Notes on behalf of the Company.

         "Permitted Holders" means The Huff Alternative Income Fund, L.P., ING Equity Partners, L.P.I., Apex Investment Fund I, L.P., Apex Investment Fund II, L.P., The Productivity Fund II, L.P. and Anthony J. Pompliano and the respective Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

         "Permitted Investments" means:

                           (i)      Eligible Cash Equivalents;

                           (ii) Investments in Property used in the ordinary course of business;

                           (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary of the Company in compliance with Section 4.17 hereof;

                           (iv) Investments pursuant to certain agreements or obligations of the Company or a Restricted Subsidiary of the Company, in effect on the Issue Date, to make such Investments, which agreements and obligations are specified in Schedule B hereto;

                           (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

                           (vi) Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted under Section 4.09 hereof to be outstanding;

                           (vii) Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted under Section 4.09 hereof to be outstanding;

                           (viii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under Section
         4.08 hereof;

                           (ix) Investments by the Company or a Restricted Subsidiary in or in respect of a Person to the extent the consideration for such Investment consists of shares of Qualified Stock of the Company;

                           (x) Investments funded or financed with Purchase Money Debt; and

                           (xi) Investments in existence at the Issue Date.

         "Permitted Liens" means:

                           (i) Liens on Property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any

         Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any Property or assets of the Company or any of its Subsidiaries other than the Property or assets subject to the Liens prior to such merger or consolidation;

                           (ii) Liens on Telecommunications Assets existing during the time of the construction thereof;

                           (iii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice;

                           (iv)     Liens existing on the Issue Date;

                           (v) Liens to secure Indebtedness permitted to be incurred under Section 4.09(b)(i) or Section 4.09(b)(ix) hereof;

                           (vi) any Lien on Property of the Company in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain required payments pursuant to any contract or statute;

                           (vii) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by
         GAAP);

                           (viii) easements, rights-of-way, licenses and other similar restrictions on the use of Properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the Properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

                           (ix) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments which are not currently dischargeable;

                           (x) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

                           (xi) any interest or title of a lessor in Property subject to a Capital Lease Obligation;

                           (xii) Liens to secure any Vendor Financing
         Indebtedness; provided that such Liens do not extend to any Property or assets other than the Property or assets the acquisition of which was financed by such Vendor Financing Indebtedness;

                           (xiii) Liens in favor of the Company or any Restricted Subsidiary of the Company;

                           (xiv) Liens on Property or assets of a Person existing prior to the time such Person is acquired by the Company as a result of (a) an Investment described in clause (ix) of the definition of "Permitted Investments" herein or (b) an Investment described in clause (vii) of Section 4.13(b) hereof; provided that such Liens were in existence prior to the contemplation of such Investment and do not secure any Property or assets of the Company or any of its Subsidiaries other than the Property or assets subject to the Liens prior to such Investment;

                           (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; and

                           (xvi) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, or any Indebtedness secured by Liens referred to in the foregoing clauses (i) through (v) and (xii); provided that such Liens do not extend to any other Property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

         "Permitted Subordinated Financing" means Indebtedness or Preferred Stock of the Company issued to a Permitted Holder; provided that (i) in the case of Permitted Subordinated Financing that constitutes Indebtedness, such Indebtedness (A) is subordinated in right of payment to the Notes as provided in Exhibit C hereto and (B) has a maturity of 180 days or less, and (ii) in the case of Permitted Subordinated Financing that constitutes Preferred Stock, such Preferred Stock is retired within 180 days of issuance.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S- X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors, or otherwise, a calculation made in good faith by the Board of Directors.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible, excluding Capital Stock in any other Person.

         "Purchase Agreement" means the Purchase Agreement relating to the Notes, dated July 21, 1998, among the Company and the Initial Purchasers.

         "Purchase Money Debt" means Indebtedness of the Company (including Acquired Indebtedness and Indebtedness represented by Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by the Company or any Subsidiary of the Company or any joint venture of any Telecommunications Assets of the Company, any Subsidiary of the Company or any joint venture, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

         "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

         "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

         "Refinance" has the meaning set forth in Section 4.09(b)(x) hereof (and "Refinanced" and "Refinancing" shall have meanings correlative to the foregoing).

         "Refinancing Indebtedness" means any Indebtedness incurred in connection with the Refinancing of other Indebtedness.

         "Registrar" has the meaning set forth in Section 2.03 hereof.

         "Registration Agreement" means the Exchange and Registration Rights Agreement relating to the Notes, dated July 24, 1998, among the Company and the Initial Purchasers, and attached hereto as Exhibit F.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Certificate" means a certificate substantially in the form of Exhibit G hereto.

         "Regulation S Global Note" has the meaning specified in Section
2.01(a).

         "Regulation S Legend" means the legend set forth in Section 2.01(e)
(ii) hereof.

         "Regulation S Notes" means all Notes required pursuant to Section 2.01(e) (ii) to bear a Regulation S Legend.

         "Required Filing Date" has the meaning set forth in Section 4.18 hereof.

         "Restricted Notes" means all Notes required by Section 2.01(e) (i) and
(ii) hereof to bear a Restricted Notes Legend.

         "Restricted Notes Certificate" means a certificate substantially in the form of Exhibit H hereto.

         "Restricted Notes Legend" means the legends set forth in Section 2.01(e) (i) hereof.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary; (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company; (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the maturity of the Notes; or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by the Company in a Restricted Subsidiary of the Company or (c) an Investment by a Restricted Subsidiary of the Company in the Company or a Restricted Subsidiary of the Company.

         "Restricted Period" has the meaning set forth in Section 2.01(a) hereof.

         "Restricted Subsidiary" means (i) with respect to any Person other than the Company and its Subsidiaries, a Subsidiary of such Person, and (ii) with respect to the Company, any Subsidiary of the Company that has not been classified as an Unrestricted Subsidiary pursuant to Section 4.17 hereof.

         "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto) as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Rule 144A Note" means the Notes purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Regulation S Notes.

         "Rule 144A Global Notes" has the meaning set forth in Section 2.01(a) hereof.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Secured Credit Facility" means the credit agreements among the Company, certain of its Subsidiaries and AT&T Credit Corporation specified in Schedule C hereto and additional secured credit agreements to which the Company is or becomes a party, in an aggregate amount not to exceed $35,000,000, and all related amendments, notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Security Register" has the meaning set forth in Section 2.03 hereof.

         "Shelf Registration Statement" has the meaning set forth in the Registration Agreement.

         "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.11 for the payment of Defaulted Interest.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw Hill Corporation, or, if Standard & Poor's Ratings Services shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Standard & Poor's Ratings Services ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "Standard & Poor's" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50 percent of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one of more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person; (ii) any general partnership, joint venture or similar entity, more than 50 percent of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person; and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

         "Subsidiary Guarantee" has the meaning set forth in Section 4.10(a) hereof.

         "Surviving Entity" has the meaning set forth in Section 5.01(a) hereof.

         "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights-of-way, trademarks and licenses to use copyrighted material) that are utilized by such Person, directly or indirectly, in a Telecommunications Business. Telecommunications Assets shall include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Company or a Restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to
Section 4.17 hereof. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities; (ii) creating, developing or marketing communications- related network equipment, software and other devices for use in (i) above; or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above.

         "Telecommunications Company" means any Person substantially all of the assets of which consist of Telecommunications Assets.

         "Temporary Notes" has the meaning set forth in Section 2.09 hereof.

         "Total Market Capitalization" of any Person means, at the time of determination, the product of (i) the aggregate amount of outstanding shares of Common Stock of such Person (which shall not include any Common Stock issuable upon the exercise of options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the preceding twenty consecutive Trading Days. If no such Closing Price exists with respect to shares of any such class, the value of such shares shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution delivered to the Trustee.

         "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof or if the Indenture is qualified under such Act then as in effect on the date of such qualification, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

         "2005 Indenture" means the indenture, dated as of November 14, 1995, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee, as such indenture may from time to time be supplemented or amended.

         "2006 Indenture" means the indenture dated as of March 26, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee, as such indenture may from time to time be supplemented or amended.

         "2007 Indenture" means the indenture, dated as of July 23, 1997, between the Company and The Chase Manhattan Bank, as trustee, as such indenture may from time to time be supplemented or amended.

         "2005 Notes" means the Company's 13% Senior Discount Notes due 2005 issued under the 2005 Indenture.

         "2006 Notes" means the Company's 12 3/4% Senior Discount Notes due 2006 issued under the 2006 Indenture.

         "2007 Notes" means the Company's 13 3/4% Senior Notes due 2007 issued under the 2007 Indenture.

         "U.S. Government Obligations" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or super vised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to Section 4.17 hereof.

         "Vendor Financing Indebtedness" of any Person means an obligation owed by such Person to a vendor of any Telecommunications Assets solely in respect of the purchase price of such assets, provided that the amount of such Indebtedness does not exceed the Fair Market Value of such assets, and provided, further, that such Indebted ness is incurred within 180 calendar days of the acquisition of such assets.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

                  SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or other obligor on the Notes, if any.

                  All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

                  SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

                  (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (b) "or" is not exclusive;

                  (c) "including" means including without limitation;

                  (d) the principal amount of any noninterest bearing or other discount security (other than the 2005 Notes, the 2006 Notes or the Notes), at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (e) when used with respect to the 2005 Notes, the 2006 Notes or the Notes the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount; and

                  (f) unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                  SECTION 1.04 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  SECTION 1.06 Satisfaction and Discharge. This Indenture shall cease to be of further effect (except as to the rights of Holders under Sections 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof) and the Trustee, on receipt of a Company Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or
(ii) all such Notes not theretofore delivered to the Trustee for cancellation
(A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year or (C) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company in form and substance satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof;
(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Company to the Trustee under Section
7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section 1.06 and Section 4.03 hereof shall survive.

                  All money deposited with the Trustee pursuant to this Section
1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Section 1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Section 1.06; provided, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 2.01 Form and Dating. (a) Forms Generally; Initial Forms of Rule 144A and Regulation S Notes.

                  The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution of the Notes.

                  The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner provided that such manner is permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes (the "Rule 144A Global Notes") registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

                  The Regulation S Notes, if any, will be issued in the form of a single global Note (the "Regulation S Global Note") in fully registered form without coupons and will be registered in the name of a nominee of the Depositary and deposited with the Trustee, as custodian for the Depositary for credit to Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank SA ("Cedel"), for credit to the respective beneficial owners thereof in accordance with the rules thereof. Until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note, may only be held through Euroclear or Cedel, unless exchanged for interests in the Rule 144A Global Note in accordance with the transfer and certification requirements described below. The "Restricted Period" means the period of 40 consecutive days commencing on the later of (i) the date the Initial Purchasers advise the Company and the Trustee in writing of the day on which the Notes are first offered to Persons (other than distributors) in reliance upon Regulation S, and (ii) the original issue date of the Notes.

         The Rule 144A Global Notes and the Regulation S Global Note are collectively herein called the "Initial Global Note."

                  (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) such as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) such as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee.

                  (c) Initial Notes shall be issued initially in the form of one or more permanent, global notes in definitive, fully registered form, without coupons, substantially in the form of Exhibit A hereto. Upon issuance, such Initial Global Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Initial Certificated Note that may be issued pursuant to Section 2.06(c) hereof, shall be issued in the form of a Note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto. Upon issuance, any such Initial Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (d) In the event Exchange Notes are issued pursuant to an Exchange Offer in exchange for Initial Notes held in the form of the Initial Global Note, such Exchange Notes shall be issued initially in the form of a permanent global Note in definitive, fully registered form, without coupons (the "Exchange Global Note") substantially in the form set forth in Exhibit C hereto. Upon issuance, such Exchange Global Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Exchange Certificated Note that may be issued pursuant to Section 2.06(d) hereof or in exchange for Initial Certificated Notes pursuant to an Exchange Offer, shall be issued in the form of a Note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit D hereto. Upon issuance, any such Exchange Certificated Notes shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

                           (i) Except as provided in Section 2.06(c) hereof, each Initial Global Note, Initial Certificated Note and Regulation S Note shall bear the following legend on the face thereof:

                           THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM RE-

         GISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND
         OTHER JURISDICTIONS.

                           (ii) The Regulation S Global Note and the Regulation S Certificated Notes shall bear the following legend on the face thereof:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

                           (iii) Each Global Note shall bear the following legend on the face thereof:

                           UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO e. spire COMMUNICATIONS, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO
         CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN

         THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JULY 24, 1998, BETWEEN e. spire COMMUNICATIONS, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  SECTION 2.02 Execution and Authentication. The Notes may be issued in two series, a series of Initial Notes and a series of Exchange Notes. The aggregate principal amount of the Notes outstanding at any time shall not exceed $375,000,000 except as provided in Section 2.07 hereof. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President or any Executive Vice President by manual or facsimile signature.

                  The Notes shall be authenticated by manual signature of an authorized officer of the Trustee and shall not be valid for any purpose unless so authenticated.

                  In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

                  Notwithstanding any other provision hereof, the Trustee shall authenticate and deliver Notes only upon receipt by the Trustee of an Officers' Certificate and Opinion of Counsel complying with Section 10.04 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Notes.

                  Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Notes for original issuance in an aggregate principal amount not to exceed $375,000,000 in the form of the Initial Global Note or (b) Exchange Notes for issuance pursuant to an Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes exchanged in such Exchange Offer. Such Company Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial Notes or, in the case of clause (b) above, the Exchange Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

                  Upon the occurrence of any event specified in Section 2.06(d) hereof and compliance by the Company with the provisions of the paragraph preceding the immediately preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or Exchange Global Note, as the case may be, Initial Certificated Notes or Exchange Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or Exchange Global Note, as the case may be.

                  A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of the Trustee as provided herein. The signature of an authorized officer of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

                  SECTION 2.03 Registrar and Paying Agent. The Company shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company shall cause to be kept at such office a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Administration Office, is initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Such Security Register shall distinguish between Initial Notes and Exchange Notes. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Security Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

                  The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  Upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, subject to Section
2.06 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Initial Notes or Exchange Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

                  SECTION 2.04 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal, premium, or any payment of interest with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium or interest when so becoming due.

                  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent, shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, or interest with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

                  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05 Global Notes. (a) So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

                  (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under this Indenture or the Notes.

                  (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, an Exchange Offer or an exchange pursuant to the second sentence of Section 2.06(d) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  SECTION 2.06 Transfer and Exchange. (a) Global Notes.

                           (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                           (ii) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made to Schedule A thereto by the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to subparagraph (b) and as otherwise provided in this Article, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in this paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures and in accordance with all applicable laws.

                           (iii) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

                           (iv) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

                  (b) Restrictions on Transfer and Exchange; Securities Act Legends.

                  (i) Registration, Registration of Transfer and Exchange Generally.

                  At the option of the Holder, and subject to the other provisions of this Section, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and (except for the differences between Initial Notes and Exchange Notes provided for herein) entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any transfer.

                  The Company and the Trustee shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (ii) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this subparagraph (b) shall be made only in accordance with this subparagraph (b). Transfers and exchanges subject to this subparagraph (b) shall also be subject to the other provisions of this Indenture that are not inconsistent with this subparagraph (b).

                           (1) Rule 144A Global Note to Regulation S Global Note. If the owner of a beneficial interest in the Rule 144A Global Note wishes at any time to transfer such interest to a Person who is required or permitted to acquire the same in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(ii) subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Note or in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Initial Global Note or in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(iv) below, shall reduce the principal amount of the Rule 144A Global Note and increase the principal amount of the Regulation S Global Note by such specified principal amount as provided in Section 2.06(a) (ii) above.

                           (2) Regulation S Global Note to Rule 144A Global Note. If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest to a Person who is required or permitted to acquire the same in the form of a beneficial interest in the Rule 144A Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Initial Global Note by such specified principal amount as provided in Section 2.06(a)(ii) above.

                           (3) Exchanges between Global Note and Non-Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in subparagraph (a), provided that, if such interest is a beneficial interest in the Rule 144A Global Note, or if such interest is a beneficial interest in the Regulation S Global Note, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 2.06(a) (ii) above).

                           (4) Regulation S Global Note to be Held Through Euroclear or Cedel during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that beneficial interests in the Regulation S Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no Person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b) (ii)(4) shall not prohibit any transfer or exchange of such an interest in accordance with Clause
         (b)(ii)(2) above.

                  (c) Securities Act Legends. The Rule 144A Notes and their respective successor Notes shall bear a Restricted Notes Legend, and the Regulation S Notes and their successor Notes shall bear a Regulation S Legend, subject to the following:

                           (i) subject to the following Clauses of this subparagraph (c), a Note or any portion thereof which is exchanged, upon registration of transfer or otherwise, for a Global Note or any portion thereof shall bear the Restricted Notes Legend borne by such Global Note while represented thereby;

                           (ii) subject to the following Clauses of this Section
         (c), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon registration of transfer or otherwise, shall bear the Restricted Notes Legend borne by such other Note, provided that, if such new Note is required pursuant to clause b(ii)(3) to be issued in the form of a Restricted

         Notes, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

                           (iii) Exchange Notes shall not bear a Restricted Notes Legend;

                           (iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received a Rule 144 Certificate in the form attached hereto as Exhibit I, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and make available for delivery such a new Note in exchange for or in lieu of such other Note as provided in this Article;

                           (v) a new Note which does not bear a Restricted Notes Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note as provided in this Article provided that, the Trustee, if it deems reasonably necessary or appropriate, may request an Opinion of Counsel in connection with such direction; and

                           (vi) notwithstanding the foregoing provisions of this Section, a successor Note of a Note that does not bear a Restricted Notes Legend shall not bear such legend unless the Company advises the Trustee in writing that it has reasonable cause to believe that such successor Note is a "restricted Note" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and make available for delivery a new Note bearing a Restricted Notes Legend in exchange for such Note as provided in this Article.

                  Each Holder of a Note by acceptance of such Note agrees to indemnify the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any registration of transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (d) An Initial Global Note or Exchange Global Note, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, if (i) the Depositary (1) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (2) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or Exchange Global Note, as the case may be, for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be; provided that the principal amount of each of such Initial Certificated Notes or Exchange Certificated Notes, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Initial Certificated Notes or Exchange Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this Section 2.06(d) shall include the Restricted Notes Legend of the Initial Global Note exchanged therefor, except as set forth in Section

2.06(a)(iii) hereto. Interests in a Global Note may not be exchanged for Certificated Notes other than as provided in this Section 2.06(d).

                  (e) The transfer of a Note shall be registered by the Securities Registrar only upon the surrender of such Note for registration of transfer. No such registration of transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

                  (f) Prior to the effectiveness under the Securities Act of a Shelf Registration Statement, or at any time during the suspension or following the termination thereof, Holders of Initial Notes (or holders of interests therein) and prospective purchasers designated by such Holders of Initial Notes (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or Section 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes or interests.

                  (g) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  SECTION 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section 2.07, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue or the principal of such Notes shall cease to accrete, as the case may be.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company or a Restricted Subsidiary of the Company or by an Affiliate of the Company or a Restricted Subsidiary of the Company or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company or any of their agents.

                  SECTION 2.09 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations.

                  If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

                  SECTION 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall destroy such canceled Notes unless the Company shall by Company Order otherwise direct. The Company may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

                  SECTION 2.11 Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such
Note is registered at the close of business on the Record Date for such interest payment, which shall be the December 15th or June 15th (whether or not a Business Day) immediately preceding such Interest Payment Date.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment.

         The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 2.12 Authorized Denominations. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

                  SECTION 2.13 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.14 Persons Deemed Owners. Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

                  SECTION 2.15 CUSIP Numbers. The Company, in issuing the Notes, may use a "CUSIP" number for each series of Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correct ness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.01 Notice to Trustee. If the Company elects to redeem Notes pursuant to paragraph five of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each such notice to the Trustee at least 60 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

                  SECTION 3.02 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, provided that the Trustee may select for redemption in part only Notes in denominations larger than $1,000. In selecting Notes to be redeemed pursuant to this Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Notes to be redeemed are Certificated Notes, the Certificated Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, the principal amount of Certificated Notes to be redeemed among the Holders of Certificated Notes registered in their respective names. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

                  SECTION 3.03 Notice of Redemption. At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest to be paid, if any);

                  (c) the name and address of the Paying Agent;

                  (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

                  (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

                  (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                  (h) that, unless the Company defaults in making the redemption payment, interest on, or the accretion of the value of, the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrue interest or cease to accrete in value, as the case may be, on and after the Redemption Date;

                  (i) the paragraph of the Notes pursuant to which the Notes are being called for redemption; and

                  (j) any other information necessary to enable Holders to comply with the notice of redemption.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03 in a timely manner.

                  SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is the Paying Agent, the Paying Agent shall segregate and hold in trust for the benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

                  So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes to be redeemed on the applicable Redemption Date shall cease to accrue or such Notes shall cease to accrete in value, as the case may be, from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes, or such Notes shall continue to accrete in value, as the case may be.

                  SECTION 3.06 Notes Redeemed in Part. Upon surrender and cancellation of a Certificated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the surrendering Holder (at the Company's expense) a new Certificated Note equal in principal amount to the unredeemed portion of the Certificated Note surrendered and canceled, provided that each such Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note, as provided in Section 2.05(c) hereof.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01 Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if, on such date, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium and interest then due.

                  To the extent lawful, the Company shall pay interest on (i) if prior to July 1, 2003 any overdue Accreted Value of (and premium, if any, on) the Notes, or if on or after July 1, 2003 any overdue principal of (and premium, if any, on) the Notes, at the accretion rate or interest rate, as the case may be, borne on the Notes, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 hereof, or otherwise.

                  SECTION 4.02 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

                  SECTION 4.03 Money for the Note Payments to be Held in Trust. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

                  SECTION 4.04 Corporate Existence. Subject to the provisions of
Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided that the Company and any such Restricted Subsidiary shall not be required to preserve the corporate existence of any such Restricted Subsidiary or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes.

                  SECTION 4.05 Maintenance of Property. The Company shall cause all Property used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not disadvantageous in any material respect to the Holders of Notes.

                  SECTION 4.06 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or Property of the Company or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Restricted Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

                  SECTION 4.07 Repurchase at the Option of Holders upon a Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer"), at a purchase price (the "Change of Control Purchase Price") in cash equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to any Change of Control Payment Date, or, if such Change of Control Offer is to be consummated prior to the Full Accretion Date, 101percent of the Accreted Value thereof to any Change of Control Payment Date.

                  (b) Within 30 calendar days of the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                           (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

                           (ii) the Change of Control Purchase Price, and the date Notes are to be purchased pursuant to the Change of Control Offer (the "Change of Control Payment Date"), which date shall be a date occurring no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed;

                           (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrete in value or accrue interest, as the case may be;

                           (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control

         Offer shall cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date;

                           (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;


                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                           (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                           (viii) if Certificated Notes have been issued pursuant to Section 2.06(d), that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                           (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                           (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

                  (c) On the Change of Control Payment Date, the Company shall
(i) accept for payment any Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

                  (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06(a)(ii) hereof.

                  (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

                  SECTION 4.08 Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to, consummate any Asset Sale, unless:

                           (i) no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                           (ii) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of;

                           (iii) at least 75 percent of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, as the case may be, for such Property or assets consists of Cash Proceeds and/or Telecommunications Assets; and

                           (iv) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in Section 4.08(b) hereof.

                  (b) Within 270 calendar days after the closing of any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may, at its option:

                           (i) reinvest (or enter a binding agreement to reinvest, provided that such reinvestment is completed within 180 calendar days of the date of such agreement) an amount equal to the Net Cash Proceeds, or any portion thereof, from such Asset Sale in Telecommunications Assets; and/or (ii) apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds, to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary of the Company) that is pari passu with the Notes or to the permanent reduction of Indebtedness or Preferred Stock of any Restricted Subsidiary of the Company (other than Indebtedness to, or Preferred Stock owned by, the Company or another Restricted Subsidiary of the Company); provided, however, that any Net Cash Proceeds applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes, the 2007 Notes, and the Notes shall be applied in accordance with Section 4.08(c) hereof.

                  Net Cash Proceeds from any Asset Sale that are not applied pursuant to clause (i) or (ii) above within 270 calendar days of the closing of such Asset Sale shall constitute "Excess Proceeds."

                  (c) If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes and the 2007 Notes) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, 2005 Notes, 2006 Notes and 2007 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to (a) with respect to the Notes, the 2005 Notes and 2006 Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the 2007 Notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  (d) Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                           (i) that an Asset Sale Offer is being made pursuant to this Section 4.08, and that all Notes that are timely tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Asset Sale Purchase Price of all Notes, the 2005 Notes, the 2006 Notes and the 2007 Notes, timely tendered pursuant to the Asset Sale Offer;

                           (ii) the Asset Sale Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, the 2005 Notes, the 2006 Notes and the 2007 Notes and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Payment Date"), which date shall be a date no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed;

                           (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrete in value or accrue interest, as the case may be;

                           (iv) that, unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date;

                           (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                           (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                           (viii) if Certificated Notes have been issued pursuant to Section 2.06(d), that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                           (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                           (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.08.

                  (e) If the aggregate Asset Sale Purchase Price of the Notes, 2005 Notes, 2006 Notes, and 2007 Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.08(d) hereof, the Trustee shall select the Notes, 2005 Notes, 2006 Notes, and 2007 Notes to be purchased on a pro rata basis based on the aggregate principal amount or the Accreted Value (as defined in the relevant indenture), as the case may be, as of the Asset Sale Payment Date with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

                  (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(e) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Purchase Price in respect of all Notes or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

                  (g) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06(a)(ii) hereof.

                  (h) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  (i) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to an Asset Sale Offer.

                  SECTION 4.09 Limitation on Indebtedness.

                  (a) The Company shall not, and will not permit its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock or permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness or issue Disqualified Stock if, after giving effect to such issuance or incurrence on pro forma basis, (i) the Debt to EBITDA Ratio of the Company does not exceed 5.5x in the case of any issuance or incurrence on or before November 1, 1998, or 5.0x in the case of any issuance or incurrence thereafter or (ii) the Debt to Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof, does not exceed 2.0x; provided that in determining the amount of Indebtedness the Company may incur in reliance upon the alternative set forth in clause (ii), $100,000,000 shall be subtracted from such amount.

                  (b) The provisions of Section 4.09(a) hereof shall not apply to:

                           (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Secured Credit Facility; provided that the aggregate principal amount of Indebtedness incurred under the Secured Credit Facility by the Company and its Restricted Subsidiaries does not exceed $35,000,000 at any one time outstanding;

                           (ii)     the incurrence of the Existing Indebtedness;

                           (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

                           (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted to be outstanding under this Section 4.09;

                           (v) the incurrence by the Company of any Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted under this
         Section 4.09;

                           (vi) the incurrence by the Company of Indebtedness represented by the Existing Notes and the Notes;

                           (vii) the incurrence by the Company of Indebtedness in connection with one or more standby letters of credit issued in the ordinary cause of business;

                           (viii) the incurrence by the Company of Indebtedness in respect of performance, surety or appeal bonds provided by the Company in the ordinary course of business;

                           (ix) Purchase Money Debt, provided that the amount of such Purchase Money Debt does not exceed the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets; provided, however that the Company may not incur, as of any date of determination, Purchase Money Debt in excess of 50% of the amount of accreted unsecured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as at such date (the "Purchase Money Debt Allowance"); provided further, however that in calculating such Purchase Money Debt Allowance, incurrences of Purchase Money Debt consisting of (A) Capital Lease Obligations resulting from the conversion of operating leases in an amount not to exceed $36,000,000 and (B) Indebtedness incurred pursuant to Section 4.09(b)(i) shall not be included;

                           (x) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance") Indebtedness permitted pursuant to clauses (ii) or (vi) of this Section 4.09(b); provided that
         (1) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued interest on the Indebtedness so Refinanced (or if such

         Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith; (2) such Refinancing Indebtedness shall have a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced; (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness shall be subordinate in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being so Refinanced; and (5) no Restricted Subsidiary shall incur Refinancing Indebtedness to Refinance Indebtedness of the Company or another Subsidiary;

                           (xi) The incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness of any Person which incurrence resulted directly from an Investment described in clause (ix) of the definition of "Permitted Investments" in Section 1.01 hereof; provided that, (x) immediately after giving effect to such Investment on a pro forma basis (and treating any Indebtedness which becomes, or is anticipated to be come, an obligation of the Company or any Restricted Subsidiary as a result of such Investment as having been incurred by the Company or such Restricted Subsidiary at the time of such Investment), the Company would (A) be permitted to incur $1.00 of additional Indebtedness under Section 4.09(a) hereof or (B) have a Debt to EBITDA Ratio which is equal to or not worse than the Debt to EBITDA Ratio of the Company immediately prior to such Investment or (y) such incurrence is otherwise permitted; provided, further that Indebtedness incurred by the Company and its Restricted Subsidiaries under this clause (xi) as a result of any such Investment does not exceed 50 percent of the Fair Market Value of the Qualified Stock used as consideration in such Investment; provided, further that the aggregate principal amount of Indebtedness incurred under this clause (xi) does not exceed $50,000,000;

                           (xii) the incurrence by the Company of Permitted Subordinated Financing; and;

                           (xiii) Indebtedness not otherwise permitted to be incurred pursuant to this Section 4.09 in an aggregate amount not to exceed $10,000,000.

                  SECTION 4.10 Limitation on Issuance of Guarantees by Restricted Subsidiaries. (a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") other than the Notes, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary
Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is (i) pari passu with the Notes then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (ii) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  (b) Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by, or as a result of, payment under such Guarantee.

                  SECTION 4.11 Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without effectively providing that the Notes shall be secured equally and ratably with or prior to (and provided the Notes shall be secured prior to any secured obligation that is subordinated in right of payment to the Notes) the obligations so secured for so long as such obligations are so secured.

                  SECTION 4.12 Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to, any Sale and Leaseback Transaction, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and

Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted to be incurred under Section 4.09 hereof; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property or assets without securing the Notes under Section 4.11 hereof; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with Section 4.08 hereof as if such proceeds resulted from an Asset Sale.

                  SECTION 4.13 Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time thereof and after giving effect thereto (the amount of any such payment to be made if other than in cash to be determined by the Board of Directors and evidenced by a Board Resolution):

                           (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                           (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

                           (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments after the Issue Date does not exceed the sum of (without duplication) (A) 50 percent of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100 percent of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus
         (B) 100 percent of the aggregate Net Cash Proceeds received by the Company subsequent to March 31, 1998 from the issuance or sale (other than to a Restricted Subsidiary) of shares of its Qualified Stock, including Qualified Stock issued upon the exercise of options, warrants or rights to purchase Qualified Stock, plus (C) 100 percent of the amount of any Indebtedness of the Company or any of its Restricted Subsidiaries (as expressed on the face of a balance sheet in accordance with GAAP), or the carrying value of any Disqualified Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Qualified Stock of the Company subsequent to the Issue Date, less the amount of any cash, or the value of any other Property distributed by the Company or its Restricted Subsidiaries upon such conversion, exchange or satisfaction, plus (D) 100 percent of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property or assets (but only to the extent such interest, dividends, repayments or other transfers of Property or assets are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary of the Company from any Person (including without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment, minus (E) 100% of the amount of Investments made pursuant to Section 4.13(b)(vii) hereof subsequent to the Issue Date.

                  (b) The provisions of Section 4.13(a) hereof shall not prevent the Company from:

                           (i) paying a dividend on its Capital Stock at any time within 60 calendar days after the declaration thereof if, on the date of declaration thereof, the Company could have paid such dividend in compliance with this Section 4.13 and the other provisions of this Indenture;

                           (ii) retiring, purchasing, redeeming or otherwise acquiring for value, (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, or (B) Indebtedness of the Company that is subordinated in right of payment to the Notes or (C) Indebtedness of a Restricted Subsidiary of the Company, solely in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of the Company;

                           (iii) retiring, purchasing, redeeming or otherwise acquiring for value, any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

                           (iv) retiring, purchasing, redeeming or otherwise acquiring for value, any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary of the Company that is permitted under
         Section 4.09 hereof and that (A) is not secured by any assets of the Company or any Restricted Subsidiary of the Company to a greater extent than the retired, purchased, redeemed or acquired Indebtedness was so secured, (B) has an Average Life at least as long as the retired, purchased, redeemed or acquired Indebtedness and (C) is subordinated in right of payment to the Notes at least to the same extent as the retired, purchased, redeemed or acquired Indebtedness;

                           (v) retiring, purchasing, redeeming or otherwise acquiring for value, any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option plan in effect on the Issue Date or upon the death or termination of such member, provided that the aggregate price paid subsequent to the Issue Date for all such retired, purchased, redeemed or acquired Capital Stock shall not exceed, in the aggregate, the sum of $2,000,000 plus the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from any reissuance of such Capital Stock by the Company to members of management of the Company or its Subsidiaries;

                           (vi) making loans to members of management of the Company as required pursuant to employment agreements with such members, provided that the aggregate amount of all such loans (whether such loans are outstanding or have been repaid) shall not exceed $2,200,000;

                           (vii) making Investments in an aggregate amount not to exceed $20,000,000 in joint ventures or other risk sharing arrangements (which may include partnerships, limited liability companies, corporations or other arrangements) (each a "Joint Venture Entity") the purpose of which is to engage in the same or complementary lines of business as the Company or a Restricted Subsidiary or in businesses consistent with the fundamental nature of the operating business of the Company or a Restricted Subsidiary; provided the management and operations of any such Joint Venture Entity are controlled by the Company pursuant to (i) the charter documents of such Joint Venture Entity, or (ii) an agreement between or among the holders of the Voting Stock of such Joint Venture Entity, or (iii) a management agreement of a minimum duration of three or more years between the Company and such Joint Venture Entity;

                           (viii) permitting a Restricted Subsidiary which became a Restricted Subsidiary as a result of an Investment by the Company or a Restricted Subsidiary described in clause (vii) of this
         Section 4.13(b) to declare or pay any dividend or distribution on any Capital Stock of such Subsidiary to all holders of Capital Stock of such Subsidiary on a pro rata basis; and

                           (ix) permitting a Restricted Subsidiary to pay a dividend with respect to any shares of Capital Stock of such Subsidiary held by a Lender, which shares of Capital Stock were acquired by such Lender in connection with the Secured Credit Facility.

                  (c) Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to Section 4.13(b) hereof), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

                  SECTION 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any of its Restricted Subsidiaries (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property or assets to the Company or any Restricted Subsidiary of the Company, except:

                  (a) any encumbrance or restriction pursuant to an agreement relating to the Secured Credit Facility or the Existing Indebtedness as of the Issue Date;

                  (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or Property, so long as the encumbrances or restrictions in any such agreement relate solely to the assets or Property so acquired;

                  (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary of the Company existing on the date on which such Restricted Subsidiary is acquired by the Company or any Restricted Subsidiary of the Company (other than Indebtedness incurred by such Restricted Subsidiary in connection with or in anticipation of its acquisition), provided that the EBITDA of such Restricted Subsidiary is not taken into account in determining whether such acquisition is permitted hereunder;

                  (d) any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c) of this Section 4.14; provided that the encumbrances and restrictions contained in any such Refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such original agreement;

                  (e) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company or customary provisions in supply, license or other agreements entered into in the ordinary course of business that restrict the assignment of any such agreement or any rights thereunder;

                  (f) any temporary encumbrance or restriction with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Restricted Subsidiary; and

                  (g) any restriction on the sale or other disposition of Property or assets securing Indebtedness as a result of a Permitted Lien on such Property or assets permitted pursuant to Section 4.11 hereof.

                  SECTION 4.15 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company (i) shall not permit any of its Restricted Subsidiaries to issue any Capital Stock other than to the Company or a Restricted Subsidiary of the Company and (ii) shall not permit any Person other than the Company or a Restricted

Subsidiary of the Company to own any Capital Stock of any of its Restricted Subsidiaries (other than directors' qualifying shares), except for:

                  (a) a sale of 100 percent of the Capital Stock of a Restricted Subsidiary sold in a transaction permitted under Section 4.08 hereof;

                  (b) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary;

                  (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company;

                  (d) any Disqualified Stock permitted to be issued under
Section 4.09 hereof;

                  (e) Capital Stock of a Subsidiary issued to a Lender or Lenders under the Secured Credit Facility in an aggregate amount not to exceed
7.25 percent of the outstanding Capital Stock of such Subsidiary; and

                  (f) Capital Stock of a Person which became or will become a Restricted Subsidiary as a result of an Investment by the Company or a Restricted Subsidiary described in clause (vii) of Section 4.13(b) hereof, provided that (A) the Company or such Restricted Subsidiary, as the case may be, receives net consideration at the time of such issuance at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Capital Stock issued, (B) any consideration received by the Company or such Restricted Subsidiary in respect of such issuance consist of Cash Proceeds and/or Telecommunications Assets, (C) the Company or such Restricted Subsidiary, as the case may be, within 270 calendar days of such issuance, uses the Net Cash Proceeds from such issuance to (1) reinvest (or enters a binding agreement to reinvest, provided that such reinvestment is completed within 180 calendar days of the date of such agreement) an amount equal to the Net Cash Proceeds (or any portion thereof) from such issuance in Telecommunications Assets and/or (2) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) from such issuance to repurchase or redeem Notes or to permanently reduce Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is pari passu with the Notes or to permanently reduce Indebtedness or Preferred Stock of any Restricted Subsidiary (other than Indebtedness to, or Preferred Stock owned by, the Company or another Restricted Subsidiary) and (D) after giving effect to such issuance, the total amount of consideration


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
that will have been received as a result of all issuances of Capital Stock of Restricted Subsidiaries made pursuant to this clause (f) is less than the greater of (x) $5,000,000 and (y) 5 percent of the Consolidated Tangible Assets of the Company determined as of the date of such issuance; provided that any issuance or sale specified in clause (c), (d), (e) or (f) of this Section 4.15 shall not cause such Restricted Subsidiary to fail to qualify as a Restricted Subsidiary under the terms of this Indenture.

                  SECTION 4.16 Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, transaction, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company or any such Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,000,000, a Board Resolution certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the Independent Directors on the Board of Directors, who have determined that such Affiliate Transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction (other than Permitted Subordinated Financing) involving aggregate payments in excess of $5,000,000, an opinion as to the fairness from a financial point of view to the Company or such Restricted Subsidiary issued by an investment banking firm of national standing together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided that the following shall not be deemed Affiliate
Transactions:

                           (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice for services rendered by a Person in such Person's capacity as an officer or employee of the Company or such Restricted Subsidiary;

                           (ii) any agreement or arrangement with respect to the compensation of a director of the Company or any Restricted Subsidiary of the Company for services rendered by a Person in such Person's capacity as a director approved by the Board of Directors and consistent with industry practice;



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
                           (iii) transactions between or among the Company and its Restricted Subsidiaries;

                           (iv) the making of any payment permitted to be made under Section 4.13 hereof;

                           (v) transactions pursuant to contracts existing on the Issue Date and listed in Schedule D hereto; and

                           (vi) loans and advances to employees and officers of the Company or a Restricted Subsidiary of the Company in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, provided that the aggregate principal amount of all such loans and advances shall not exceed $3,000,000 at any one time outstanding, and provided, further, that in the event the aggregate principal amount of all such loans or advances exceeds $1,000,000 at any one time outstanding, the Company shall, within 180 calendar days of the date such amount first exceeds $1,000,000, reduce such amount to an amount less than $1,000,000.

                  SECTION 4.17 Restricted and Unrestricted Subsidiaries. (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less or (ii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary of the Company. Except as provided in clause (a)(i) hereof, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

                  (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary of the Company (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness


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
pursuant to Section 4.09(a) hereof and (ii) no Default or Event of Default would occur or be continuing; provided, however, that the foregoing restriction shall not apply to a Person which becomes a Restricted Subsidiary as a result of (a) an Investment described in clause (ix) of the definition of "Permitted Investments" in Section 1.01 hereof or (b) an Investment described in clause
(vii) of Section 4.13(b) hereof. Subject to this Section 4.17(b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary.

                  (c) The designation of a Subsidiary of the Company as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary of the Company as a Restricted Subsidiary shall be made by the Board of Directors as evidenced by a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

                  SECTION 4.18 Reports. Whether or not the Company is subject to
Section 13(a) or Section 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 calendar days of each Required Filing Date, (i) transmit by mail to all holders of Notes, as their names and addresses appear in the Security Register and to any Persons that request such reports in writing, without cost to such holders or Persons and
(ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act, any successor provisions thereto or this Section 4.18. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing. In addition to the foregoing, the Company will file with the Commission and will thereafter transmit by mail to the Holders and file with the Trustee within the same time periods as set forth in the second next preceding sentence, unaudited information, on an aggregate Fiber Network basis (before headquarter allocations) segmented by the calendar year in which each such Fiber Network became operational, setting forth the investment in plant, property and equipment to date, revenue, EBITDA, EBIT, access lines, fiber miles, route miles, buildings connected and voice grade equivalents; provided, however, that the Company will provide such unaudited information with respect to (i) all Fiber Networks that were initially operational at any time prior to December 31, 1995 (all such Fiber Networks


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
shall be deemed to have become operational in calendar year 1995) and (ii) all Fiber Networks that were initially operational in each succeeding calendar year (including all or any portion of the then current year); and provided, further, that the Company need no longer comply with the information requirements of this sentence after four consecutive fiscal quarters for which the ratio of EBITDA of the Company to Consolidated Interest Expense (other than dividends or distributions with respect to Preferred Stock or Disqualified Stock of the Company) of the Company is greater than 1.0 or after the occurrence of a Change of Control.

                  SECTION 4.19 Compliance Certificate; Notice of Default or Event of Default. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

                  For the purposes of this Section 4.19, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  The Company shall deliver written notice to the Trustee within 30 calendar days after any executive officer of the Company becomes aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.20 Limitation on Construction of Fiber Networks. The Company may construct Fiber Networks in no more than 45 Metropolitan Areas until the earlier of such time as (i) the ratio of EBITDA of the Company to Consolidated Interest Expense (other than dividends or distributions with respect to Preferred Stock or Disqualified Stock of the Company) of the Company is greater than 1.0 for four consecutive fiscal quarters and (ii) the occurrence of a Change of Control.

                                    ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

                  SECTION 5.01 Merger, Consolidation or Sale of Assets. The Company shall not in any transaction or series of related transactions, consolidate with, or


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
merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary of the Company into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person being the "Surviving Entity") shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant and obligation in this Indenture on the part of the Company to be performed or observed;

                  (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

                  (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would
(A) be permitted to incur $1.00 of additional Indebtedness under Section 4.09(a) hereof or (B) have a Total Market Capitalization of at least $1,000,000,0 00 and total Indebtedness in an amount less than 40 percent of its Total Market Capitalization.

                  In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture in respect thereto


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
comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 5.02 Successor Corporation Substituted. Upon any consolidation with, or merger by the Company with or into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with
Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, except for the obligation to pay the principal of (and premium, if any) and interest on the Notes.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01 Events of Default. "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of interest on any Note when the same becomes due and payable, and the continuance of such Default for a period of 30 calendar days; or

                  (b) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable whether upon Maturity, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise, or the failure to make an offer to purchase any Note as herein required; or

                  (c) default in the performance, or breach, of any covenant or agreement contained in Section 4.07, Section 4.08, Section 4.09, Section 4.12,
Section 4.13 or Article V hereof; or

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
                  (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture or the Notes (other than a covenant or warranty addressed in Section 6.01(a), Section 6.01(b) or Section 6.01(c) hereof), and the continuance of such Default or breach for a period of 30 calendar days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent of the aggregate principal amount of the outstanding Notes specifying such Default and stating that such notice is a "Notice of Default" delivered in connection with this Indenture; or

                  (e) a default or defaults under any bond, debenture, note or other evidence of Indebtedness by the Company or any Restricted Subsidiary of the Company (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any such Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable; or

                  (f) a final judgment or final judgments for the payment of money (other than to the extent covered by insurance as to which the insurance company has acknowledged coverage and other than to the extent covered by an indemnity given by an insurance company) is entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $10,000,000 by a court or courts of competent jurisdiction, which judgment is not discharged, waived, stayed, bonded or satisfied for a period of 60 consecutive calendar days; or

                  (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Significant Restricted Subsidiary of the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator


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
or other similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary of the Company, or ordering the winding-up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

                  (h) (i) commencement by the Company or any Significant Restricted Subsidiary of the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Restricted Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Restricted Subsidiary of the Company; or (iii) the filing by the Company or any Significant Restricted Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Restricted Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary of the Company, or the making by the Company or any Significant Restricted Subsidiary of the Company of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary of the Company in furtherance of any such action.

                  SECTION 6.02 Acceleration. If any Event of Default (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof) occurs and is continuing, then and in every such case, the Trustee by a notice in writing to the Company, or the Holders of not less than 25 percent of the outstanding aggregate principal amount of Notes by a notice in writing to the Company and the Trustee, may declare the Default Amount and any accrued and unpaid interest on all Notes then outstanding to be


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
immediately due and payable. Upon any such declaration, such Default Amount and any accrued and unpaid interest on all Notes then outstanding will become and be immediately due and payable.

                  If an Event of Default specified in Section 6.01(g) or Section 6.01(h) hereof occurs, the Default Amount and any accrued and unpaid interest on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

                  In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) hereof shall be remedied, or cured, or waived by the holders of the relevant Indebtedness, within 60 calendar days after such event of default; provided no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as hereinafter in this Article VI provided.

                  Until July 1, 2003, the Default Amount shall equal the Accreted Value of the Notes as of such date. On or after July 1, 2003, the Default Amount shall equal 100 percent of the principal amount thereof.

                  At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if,

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (i) all overdue installments of interest on all Notes,

                           (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes,

                           (iii) to the extent that payment of such interest is lawful, interest on the Defaulted Interest at the rate prescribed therefor in the Notes and this Indenture, and

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
                           (iv) all moneys paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof; and

                  (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders as provided herein.

                  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                  SECTION 6.03 Other Remedies. The Company covenants that if an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest, at the rate or rates prescribed therefor in such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to
Section 7.07 hereof.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property and assets of the Company or any other obligor upon such Notes, wherever situated.

                  If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

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
                  SECTION 6.04 Waiver of Past Defaults. Subject to section 6.02, the Holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default and its consequences under this Article VI, except a Default (a) in the payment of the principal of (or premium, if any) or interest on, any Note, or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holders of not less than 75 percent in principal amount of the outstanding Notes, or (c) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note affected; provided that with respect to any past Default referred to in clause (b) of this paragraph, the Holders of not less than 75 percent in principal amount of the outstanding Notes may waive such Default.

                  SECTION 6.05 Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability, and

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.06 Limitation on Suits. No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

                  (b) the Holders of not less than 25 percent in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

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
                  (d) the Trustee for 30 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

                  SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (premium, if any) and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the redemption dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under United States bankruptcy laws, as now or hereafter constituted, relative to the Company or any other obligor upon the Notes or the Property and assets of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other Property


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payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.09 Priorities. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 7.07 hereof;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

         THIRD: To the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

                  SECTION 6.10 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party

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litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after its Stated Maturity.

                  SECTION 6.11 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 6.12 Trustee May Enforce Claims Without Possession of the Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

                  SECTION 6.13 Restoration of Rights and Remedies. If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.14 Rights and Remedies Cumulative. Except as otherwise provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.15 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

                  SECTION 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; provided that such agent was appointed with due care by the Trustee.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e) or 6.01(f) hereof, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Company or any Holder of Notes.

                  (f) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  SECTION 7.03 Individual Rights of Trustee. The Trustee, any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar hereunder, as the case may be; provided that the Trustee must in any event comply with Section 7.10 and Section 7.11 hereof.

                  SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Registration Rights Agreement.

                  SECTION 7.05 Notice of Defaults. Within 90 calendar days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the


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
executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  SECTION 7.06 Preservation of Information; Reports by Trustee to Holders.


                  (a) The Company shall furnish or cause to be furnished to the
Trustee:

                           (i) semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reason ably require, of the names and addresses of the Holders as of the Record Date request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished; provided, how ever, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

                  (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

                  (c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

                  (d) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held account able by reason of mailing any material pursuant to a request made under this Section 7.06.

                  (e) Within 60 calendar days after April 15 of each year commencing with the year 1999, the Trustee shall transmit by mail to all Holders of Notes, a brief report dated as of such April 15 if and to the extent required under Section 313(a) of the Trust Indenture Act.

                  (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

                  (g) A copy of each report described in Section 7.06(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

                  SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on, particular Notes.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

                  SECTION 7.08 Replacement of Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

                  (d)      If at any time:

                           (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

                           (ii) the Trustee shall cease to be eligible under
         Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

                           (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its Property and assets or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

                           (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to
Section 6.10 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first class mail, postage prepaid, to the Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Administration Office.

                  (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Lien, if any, provided for in Section 7.07 hereof.

                  (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.08(g) hereof.

                  (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

                  SECTION 7.09 Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the


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
full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

                  SECTION 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be

                           (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or
                           (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000.

                  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Affiliate of the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this
Article VII.

                  If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of
Section 310(b) of the Trust Indenture Act.

                  SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.


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                                  ARTICLE VIII

                                   DEFEASANCE

                  SECTION 8.01 Company's Option to Effect Legal Defeasance or Covenant Defeasance. The Company may elect, at its option, at any time, to have
Section 8.02 or Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this
Article VIII, such election shall be evidenced by a Board Resolution delivered to the Trustee.

                  SECTION 8.02 Legal Defeasance and Discharge. Upon the Company's exercise of its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 8.02 on and after the date the conditions set forth in
Section 8.04 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.04 hereof and as more fully set forth in such Section 8.04 payments in respect of the principal of and any premium and interest on such Notes when payments are due,

                  (b) the Company's obligations with respect to such Notes under Sections 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof,

                  (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

                  (d) Article III hereof, and

                  (e) this Article VIII.

                  Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding the prior exercise of its option to have Section 8.03 hereof applied to such Notes.

                  SECTION 8.03 Covenant Defeasance. Upon the Company's exercise of its option to have this Section 8.03 applied to the outstanding Notes (in whole and not in part), (i) the Company shall be released from its obligations under Section 5.01(c), Sections 4.05 through 4.18, inclusive, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof, (ii) the occurrence of any event specified in Section 6.01(c) or Section 6.01(d) hereof, with respect to any of Section 5.01(c), Sections 4.05 through 4.18, inclusive, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 8.04 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 8.02 or
Section 8.03 hereof to the outstanding Notes:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) money in an amount, or
(ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any installment of interest on such Notes on the respective Stated Maturities thereof, in accordance with the terms of this Indenture and such Notes.

                  (b) In the event of an election to have Section 8.02 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                  (c) In the event of an election to have Section 8.03 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                  (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st calendar day).

                  (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act).

                  (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

                  SECTION 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Miscellaneous Provisions. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.

                  SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section
8.05 hereof with respect to such Notes in accordance with this Article VIII; provided that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01 Without Consent of Holders. The Company and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or

                  (b) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

                  (c) to add any additional Events of Default; or

                  (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

                  (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

                  (f) to secure the Notes; or

                  (g) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; or

                  (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                  SECTION 9.02 With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holders of not less than 75 percent in principal amount of the outstanding Notes, modify in any manner the obligations of the Company to make offers to purchase Notes and purchase Notes pursuant to Section 4.07 or Section
4.08 hereof; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note,

                  (a) change the Stated Maturity of the principal of, or any installment of Interest on, any Note, or reduce the principal amount thereof (or any premium, if any), or the interest thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof; or

                  (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture; or

                  (c) modify any of the provisions of Section 6.04 hereof, except to increase any percentage set forth therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                  (d) subordinate in right of payment, or otherwise subordinate, the Notes to any other Indebtedness; or

                  (e) modify any provisions of this Indenture relating to the calculation of Accreted Value; or

                  (f) modify any of the provisions of this Section 9.02, except to increase any percentage set forth herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                  It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 9.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 9.04 Compliance with Trust Indenture Act. Every amend-ment or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

                  SECTION 9.05 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

                  SECTION 9.06 Notation on or Exchange of Notes. If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

                  SECTION 9.07 Trustee to Execute Supplemental Indentures. The Trustee shall execute any supplemental indenture authorized pursuant to this
Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:

                  (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

                  (b) the Company has all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company;

                  (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) the Indenture, (ii) the charter documents and by-laws of the Company, or (iii) any material agreement or instrument to which the Company is subject;

                  (d) to the best knowledge and belief of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company;

                  (e) such supplemental indenture has been duly and validly executed and delivered by the Company, and the Indenture together with such supplemental indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

                  (f) the Indenture together with such amendment or supplement complies with the Trust Indenture Act.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

                  SECTION 10.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows: if to the Company: e. spire Communications, Inc., 133 National Business Parkway, Suite 200, Annapolis Junction, Maryland 20701,
Attention: Secretary; if to the Trustee: The Chase Manhattan Bank, 450 West 33rd Street, Fifteenth Floor, New York, New York 10001-2697, Attention: Corporate Trustee Administration Department.

                  The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 10.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.19 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 10.05 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

                  SECTION 10.06 Payments on Business Days. If a payment hereunder is scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

                  SECTION 10.07 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  SECTION 10.08 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

                  SECTION 10.09 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

                  SECTION 10.10 Counterparts. This Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 10.11 Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 10.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 10.13 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    e.spire COMMUNICATIONS, INC.


                                    By: /s/ Jack E. Reich
                                        ---------------------------------
                                        Name:  Jack E. Reich
                                        Title: President & CEO


[Corporate Seal]

Attest:
       ------------------------



                                     THE CHASE MANHATTAN BANK, as Trustee


                                     By: /s/ Andrew M. Deck
                                         ---------------------------------
                                         Name:  Andrew M. Deck
                                         Title: Vice President

[Corporate Seal]

Attest:  ____________________

                                    EXHIBIT A
                          FORM OF INITIAL GLOBAL NOTE
                          e.spire COMMUNICATIONS, INC.

No._________                                                CUSIP No.__________
                                                               ISIN No.________


                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO e.spire COMMUNICATIONS, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JULY 24, 1998, BETWEEN e.spire COMMUNICATIONS, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID L. PIAZZA, CHIEF FINANCIAL OFFICER, e.spire COMMUNICATIONS, INC., 133 NATIONAL BUSINESS PARKWAY, SUITE 200, ANNAPOLIS JUNCTION, MD 20701, (301) 617-4200.

                                   GLOBAL NOTE

          REPRESENTING 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008

                  e.spire Communications, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount at Stated Maturity indicated on Schedule A hereof, on July 1, 2008.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                    e.spire COMMUNICATIONS, INC.



                                    By: ______________________________________
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK,
      as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:  _____________________________
          Authorized Officer

                       REVERSE SIDE OF FORM OF GLOBAL NOTE
                          e.spire COMMUNICATIONS, INC.

                                   GLOBAL NOTE
           REPRESENTING 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008

         1.   Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10.625% Senior Discount Notes due July 1, 2008" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $375,000,000, issued under an indenture dated as of July 24, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

         2.   Principal and Interest.

         e.spire Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount at Stated Maturity set forth on Schedule A of this Note to the Holder hereof on July 1, 2008.

         This Note will accrete at a rate of approximately 10.625%, per annum, compounded semiannually from an initial principal amount of $599.89 per $1000 principal amount at Stated Maturity on the Issue Date to a principal amount in arrears of $1,000 per $1,000 principal amount at Stated Maturity by July 1, 2003.

         The Company shall pay interest at a rate of 10.625%, per annum, from July 1, 2003, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on January 1 and July 1 of each year, commencing on January 1, 2004, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on (i) if prior to July 1 , 2003, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after July 1, 2003, any overdue principal of (and premium, if any, on) this Note, at the rate of 11.625% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the rate of 11.625% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

         If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or
(c) the Company fails to consummate the Exchange Offer within 30 Business Days of the date of effectiveness of the Exchange Offer Registration Statement, or
(d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (other than in connection with permissible exceptions noted in the Registration Rights Agreement) in connection with resales of Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the Company will pay Special Interest to each Holder of Notes, with respect to the first 90- day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Special Interest will be paid by the Company on each January 1 and July 1 to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

         3.   Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         4.   Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         5.   Optional Redemption.

         The Notes may not be redeemed prior to July 1 , 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning July 1 of the years indicated below:

               Year                                    Percentage
               2003                                     105.312%
               2004                                     103.542%
               2005                                     101.771%
               2006 and thereafter                      100.000%

         Notwithstanding the foregoing, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 110.625 % of the aggregate principal amount thereof on the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remain outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

         6.   Notice of Redemption.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying

Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

         The Notes are not subject to any sinking fund.

         7. Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date prior to July 1, 2003 or 101% of the principal amount thereof on any Change of Control Payment Date on or after July 1, 2003, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date.

         8. Repurchase at the Option of Holders upon Asset Sale.

         If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes and 2007 Notes) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, 2005 Notes, 2006 Notes and 2007 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to (a) with respect to the Notes, the 2005 Notes and 2006 Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the 2007 Notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date.

         9.   The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         10.   Exchange Offer Registration

         Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Restricted Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Restricted Notes for Exchange Notes. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Restricted Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

         The Registration Rights Agreement provides that (i) the Company will use its reasonable best efforts to file an Exchange Offer Registration Statement with the Commission on or prior to 75 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration State ment, the Company will use its best efforts to file the Shelf Registration State-ment with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.


         11.   Transfer and Exchange.

         The Holder of this Global Note shall, by acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

         Transfers of this Global Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         This Global Note will be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (c) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names as the Depositary shall instruct the

Trustee. Interests in this Global Note may not be exchanged for Certificated Notes other than as provided in this paragraph.

         Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form, provided in the Indenture) to the effect that the Notes are being transferred to a Person who the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before, on or after the Restricted Period, only upon receipt by the Trustee of a written certificate from the transferor (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         12.   Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         13.   Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment,

Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         14.   Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.


         15.   Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         16.   Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

         17.   Individual Rights of Trustee.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         18.   No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         19.   Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                  e.spire Communications, Inc.
                  133 National Business Parkway
                  Suite 200
                  Annapolis Junction, Maryland 20701
                  Attention: Secretary

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at Stated Maturity of this Note shall be $ . The following decreases/increase in the principal amount at Stated Maturity of this Note have been made:


                                                                               Total                    Notation
                                                                         Principle Amount              Made By or
     Date of              Decrease in             Increase in             Following Such                   on
    Decrease/              Principal               Principal                 Decrease/                 Behalf of
     Increase                Amount                 Amount                   Increase                   Trustee
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------
------------------    --------------------    -------------------    -------------------------    --------------------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER
OF TRANSFEREE:  __________________

_______________________________________________________
_______________________________________________________
_______________________________________________________
     (Please print name and address of transferee)

_______________________________________________________ this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer this Note on the Security Register, with full power of substitution.

_______________________________________________________

Dated:_______________           Signature of Holder:________________________


                          Signature Guaranteed:________________________
                                    Commercial Bank or Trust Company
                                    or Member Firm of the New York
                                    Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ / In connection with the Change of Control Offer made pursuant to Section 4.07 of the Indenture, the undersigned hereby elects to have

         / /        the entire principal amount

         / / $___($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the
         Trustee or Paying Agent to pay it or      an amount in cash equal
         to 101% of the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         / /        the entire principal amount

         / / $___($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the
         Trustee or Paying Agent to pay it or       an amount in cash equal
         to 100% of the Accreted Value with respect to the principal amount indicated in the preceding sentence, or the principal amount indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.

Dated:_________________________                Signature of
                                               Holder:______________________

                         Signature Guaranteed:____________________________
                                   Commercial Bank or Trust Company
                                   or Member Firm of the New York
                                   Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                    EXHIBIT B
                            FORM OF CERTIFICATED NOTE

                          e.spire COMMUNICATIONS, INC.

No.________                                           CUSIP No.____
                                                      ISIN No.____

                  10.625% SENIOR DISCOUNT NOTE DUE JULY 1, 2008

         e.spire Communications, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns,
$         , on July 1, 2008.

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID L. PIAZZA, CHIEF FINANCIAL OFFICER, AMERICAN COMMUNICATIONS SERVICES, INC., 133 NATIONAL BUSINESS PARKWAY, SUITE 200, ANNAPOLIS JUNCTION, MD 20701,
(301) 617-4200.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                  e.spire COMMUNICATIONS, INC.


                                  By:___________________________________
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK,
   as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:__________________________
      Authorized Officer

                    REVERSE SIDE OF FORM OF CERTIFICATED NOTE
                          e.spire COMMUNICATIONS, INC.

                                CERTIFICATED NOTE
                 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008


         1.   Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10.625% Senior Discount Notes due July 1, 2008" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $375,000,000, issued under an indenture dated as of July 24, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

         2.   Principal and Interest.

         e.spire Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount hereof to the Holder hereof on July 1, 2008.

         This Note will accrete at a rate of approximately 10.625%, per annum, com pounded semiannually, from an initial principal amount of $599.89 per $1000 principal amount at Stated Maturity on the Issue Date to a principal amount in arrears of $1,000 per $1,000 principal amount at Stated Maturity by July 1,2003.

         The Company shall pay interest at a rate of 10.625%, per annum, from July 1, 2003, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on January 1 and July 1 of each year, commencing on January 1, 2004, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on (i) if prior to July 1 , 2003, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after July 1, 2003, any overdue principal of (and premium, if any, on) this Note, at the rate of 11.625% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the rate of 11.625% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

         If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the

Company fails to consummate the Exchange Offer within 30 Business Days of the date of effectiveness of the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (other than in connection with permissible exceptions noted in the Registration Rights Agreement) in connection with resales of Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), the Company will pay Special Interest to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Special Interest will be paid by the Company on each January 1 and July 1 to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

         3.   Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         4.   Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         4.   Optional Redemption.

         The Notes may not be redeemed prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning July 1 of the years indicated below:

              Year                                 Percentage
              ----                                 ----------
              2003                                  105.312%
              2004                                  103.542%
              2005                                  101.771%
        2006 and thereafter                         100.000%

         Notwithstanding the foregoing, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 110.625% of the aggregate principal amount thereof on the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the original principal amount of the Notes remain outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

         5.   Notice of Redemption.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes to be redeemed on the applicable Redemption Date will cease to accrue or such Notes will cease to accrete in value, as the case may be.

         The Notes are not subject to any sinking fund.

         6.   Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date prior to July 1, 2003, or 101% of the principal amount thereof on any Change of Control Payment Date, on or after July 1, 2003 plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date.

         7.   Repurchase at the Option of Holders upon Asset Sale.

         If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes and the 2007 Notes) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, 2005 Notes and 2006 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to
(a) with respect to the Notes, the 2005 Notes and 2006 Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the 2007 Notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer

(including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date.

         8.   Exchange Offer Registration

         Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Restricted Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Restricted Notes for Exchange Notes. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Restricted Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

         The Registration Rights Agreement provides that (i) the Company will use its reasonable best efforts to file an Exchange Offer Registration Statement with the Commission on or prior to 75 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the

Commission on or prior to 120 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

         9.   Transfer and Exchange.

         A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

              Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form, provided in the Indenture) to the effect that the Notes are being transferred to a person who the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before, on or after the Restricted Period, only upon receipt by the Trustee of a written certificate from the transferor (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

         Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         10.  Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         11.  Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         12.  Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         13.  Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         14.  Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

         15.  Individual Rights of Trustee.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         16.  No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         17.  Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

              e.spire Communications, Inc.
              133 National Business Parkway
              Suite 200
              Annapolis Junction, Maryland 20701
              Attention: Secretary

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER
OF TRANSFEREE: __________________________


_______________________________________________________
_______________________________________________________
_______________________________________________________
     (Please print name and address of transferee)

_______________________________________________________ this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer this Note on the Security Register, with full power of substitution.

_______________________________________________________

Dated:____________           Signature of Holder:__________________

              Signature Guaranteed:________________________
                        Commercial Bank or Trust Company
                        or Member Firm of the New York
                        Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
         4.07 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 100% of the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:____________           Signature of Holder:__________________

              Signature Guaranteed:________________________
                        Commercial Bank or Trust Company
                        or Member Firm of the New York
                        Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                    EXHIBIT C
                          FORM OF EXCHANGE GLOBAL NOTE
                          e.spire COMMUNICATIONS, INC.

No._________                                CUSIP No.__________
                                            ISIN No.___________

              THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

              UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO e.spire COMMUNICATIONS, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JULY 24, 1998, BETWEEN e.spire COMMUNICATIONS, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

              THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID L. PIAZZA, CHIEF FINANCIAL OFFICER, e.spire COMMUNICATIONS, INC., 133 NATIONAL BUSINESS PARKWAY, SUITE 200, ANNAPOLIS JUNCTION, MD 20701, (301) 617-4200.

                                   GLOBAL NOTE

           REPRESENTING 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008

              e.spire Communications, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount at Stated Maturity indicated on Schedule A hereof, on July 1, 2008.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

              IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                  e.spire COMMUNICATIONS, INC.



                                  By: _________________________________________
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK,
    as Trustee, certifies that this is one of the Notes referred to in the Indenture.



By:  _____________________________
         Authorized Officer

                  REVERSE SIDE OF FORM OF EXCHANGE GLOBAL NOTE
                          e.spire COMMUNICATIONS, INC.

                                   GLOBAL NOTE
           REPRESENTING 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008

         1.   Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10.625% Senior Discount Notes due July 1, 2008" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $375,000,000, issued under an indenture dated as of July 24, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

         2.   Principal and Interest.

         e. spire Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount at Stated Maturity set forth on Schedule A of this Note to the Holder hereof on July 1, 2008.

         This Note will accrete at a rate of approximately 10.625%, per annum, compounded semiannually from an initial principal amount of $599.89 per $1,000 principal amount at Stated Maturity on the Issue Date to a principal amount in arrears of $1,000 per $1,000 principal amount at Stated Maturity by July 1, 2003.

         The Company shall pay interest at a rate of 10.625%, per annum, from July 1, 2003, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on January 1 and July 1 of each year, commencing on January 1, 2004, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         To the extent lawful, the Company shall pay interest on (i) if prior to July 1, 2003, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after July 1, 2003, any overdue principal of (and premium, if any, on) this Note, at the rate of 10.625% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the rate of 11.625% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

         3.   Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         4.   Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         5.   Optional Redemption.

         The Notes may not be redeemed prior to July 1, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning July 1 of the years indicated below:

              Year                             Percentage
              ----                             ----------
              2003                              105.312%
              2004                              103.542%
              2005                              101.771%
        2006 and thereafter                     100.000%

         Notwithstanding the foregoing, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 110.625% of the aggregate principal amount thereof on the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Notes remain outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

         6.   Notice of Redemption.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

         The Notes are not subject to any sinking fund.

         7.   Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date prior to July 1, 2003 or 101% of the principal amount thereof on any Change of Control Payment Date on or after July 1, 2003, plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date.

         8.   Repurchase at the Option of Holders upon Asset Sale.

         If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes and 2007 Notes) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, 2005 Notes, 2006 Notes and 2007 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to (a) with respect to the Notes, the 2005 Notes and 2006 Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the 2007 Notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date.

         9.   The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         10.   Transfer and Exchange.

         The Holder of this Global Note shall, by acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

         Transfers of this Global Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         This Global Note will be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days or (c) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Interests in this Global Note may not be exchanged for Certificated Notes other than as provided in this paragraph.

         11.   Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         12.   Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         13.   Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.   Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of

Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         15.   Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

         16.   Individual Rights of Trustee.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         17.   No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         18.   Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

              e.spire Communications, Inc.
              133 National Business Parkway
              Suite 200
              Annapolis Junction, Maryland 20701
              Attention: Secretary

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

              The initial principal amount at Stated Maturity of this Note shall
be $        . The following decreases/increase in the principal amount at Stated
Maturity of this Note have been made:

                                                            Total
                                                       Principle Amount       Notation Made
   Date of        Decrease in        Increase in        Following Such          By or on
  Decrease/        Principal          Principal           Decrease/             Behalf of
   Increase          Amount            Amount             Increase               Trustee
-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

-------------   ---------------    ---------------   --------------------   -----------------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF TRANSFEREE:
__________________


_______________________________________________________
_______________________________________________________
_______________________________________________________
     (Please print name and address of transferee)

_______________________________________________________ this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer this Note on the Security Register, with full power of substitution.

_______________________________________________________


Dated:_______________        Signature of Holder:________________________

               Signature Guaranteed:________________________
                             Commercial Bank or Trust Company
                             or Member Firm of the New York
                             Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]      In connection with the Change of Control Offer made pursuant to Section
         4.07 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $_____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 100% of the Accreted Value with respect to the principal amount indicated in the preceding sentence, or the principal amount indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.


Dated:_________________________             Signature of
                                            Holder::______________________

               Signature Guaranteed:________________________
                             Commercial Bank or Trust Company
                             or Member Firm of the New York
                             Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                   EXHIBIT D
                       FORM OF EXCHANGE CERTIFICATED NOTE

                          e.spire COMMUNICATIONS, INC.

No.________                                                        CUSIP No.____
                                                                   ISIN No._____

                  10.625% SENIOR DISCOUNT NOTE DUE JULY 1, 2008

      e.spire Communications, Inc., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, $ , on July 1, 2008.

      THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT DAVID L. PIAZZA, CHIEF FINANCIAL OFFICER, AMERICAN COMMUNICATIONS SERVICES, INC., 133 NATIONAL BUSINESS PARKWAY, SUITE 200, ANNAPOLIS JUNCTION, MD 20701, (301) 617-4200.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:
                                    e.spire COMMUNICATIONS, INC.


                                    By:___________________________________
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE CHASE MANHATTAN BANK,
   as Trustee, certifies that this is one
   of the Notes referred to in the Indenture.


By:__________________________
         Authorized Officer

               REVERSE SIDE OF FORM OF EXCHANGE CERTIFICATED NOTE
                          e.spire COMMUNICATIONS, INC.

                                CERTIFICATED NOTE
                 10.625% SENIOR DISCOUNT NOTES DUE JULY 1, 2008

      1. Indenture.

      This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10.625% Senior Discount Notes due July 1, 2008" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $375,000,000, issued under an indenture dated as of July 1, 1998 (as amended or supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, enter into or permit certain Sale and Leaseback Transactions and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

      2. Principal and Interest.

      e.spire Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay the principal amount hereof to the Holder hereof on July 1, 2008.

      This Note will accrete at a rate of approximately 10.625%, per annum, compounded semiannually, from an initial principal amount of $599.89 per $1,000 principal amount at Stated Maturity on the Issue Date to a principal amount in arrears of $1,000 per $1,000 principal amount at Stated Maturity by July 1, 2003.

      The Company shall pay interest at a rate of 10.625%, per annum, from July 1, 2003, or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually on January 1 and July 1 of each year, commencing on January 1, 2004, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on December 15 or June 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      To the extent lawful, the Company shall pay interest on (i) if prior to July 1, 2003, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after July 1, 2003, any overdue principal of (and premium, if any, on) this Note, at the rate of 11.625% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the rate of 11.625% per annum. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

      3. Method of Payment.

      The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

      4. Paying Agent and Registrar.

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

      4. Optional Redemption.

      The Notes may not be redeemed prior to July 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days, nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any) at the applicable Redemption Date, if redeemed during the twelve-month period beginning July 1 of the years indicated below:

                        Year                            Percentage
                        ----                            ----------
                        2003                             105.312%
                        2004                             103.542%
                        2005                             101.771%
                 2006 and thereafter                     100.000%

         Notwithstanding the foregoing, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net proceeds of one or more Equity Offerings of the Company at a redemption price equal to 110.625% of the aggregate principal amount thereof on the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% at the original principal amount of the Notes remain outstanding. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consumption of any such Equity Offering.

      5. Notice of Redemption.

      At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

      If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes to be redeemed on the applicable Redemption Date will cease to accrue or such Notes will cease to accrete in value, as the case may be.

      The Notes are not subject to any sinking fund.

      6. Repurchase at the Option of Holders upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date prior to July 1, 2003, or 101% of the principal amount thereof on any Change of Control Payment Date, on or after July 1, 2003 plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Change of Control Payment Date.

      7. Repurchase at the Option of Holders upon Asset Sale.

      If at any time the aggregate amount of Excess Proceeds (including any Net Cash Proceeds to be applied to the permanent reduction of Indebtedness represented by the 2005 Notes, the 2006 Notes and the 2007 Notes) calculated as of such date exceeds $10 million, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $10 million, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, outstanding Notes, 2005 Notes and 2006 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to
(a) with respect to the Notes, the 2005 Notes and 2006 Notes, 100% of the Accreted Value thereof (as defined in the relevant indenture) and (b) with respect to the 2007 Notes, 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the relevant indenture. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

      Within 30 calendar days of the date the amount of Excess Proceeds exceeds $10,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, from and after the Asset Sale Payment Date.

      8. Transfer and Exchange.

      A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

      9. Denominations.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

      10. Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

      11. Discharge and Defeasance.

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

      12. Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the company under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be incon-sistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      13. Defaults and Remedies.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

      14. Individual Rights of Trustee.

      Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      15. No Recourse Against Certain Others.

      No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      16. Governing Law.

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                  e.spire Communications, Inc.
                  133 National Business Parkway
                  Suite 200
                  Annapolis Junction, Maryland 20701
                  Attention: Secretary

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER OF
TRANSFEREE:________________________________


________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
                  (Please print name and address of transferee)

_______________________________________________________ this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer this Note on the Security Register, with full power of substitution.

________________________________________________________________________

Dated:____________             Signature of Holder:_________________________

                  Signature Guaranteed:________________________
                               Commercial Bank or Trust Company
                               or Member Firm of the New York
                               Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ /   In connection with the Change of Control Offer made pursuant to Section
      4.07 of the Indenture, the undersigned hereby elects to have

      / / the entire principal amount

      / / $____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% or the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentences, as the case may be, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

      / / the entire principal amount

      / / $____($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 100% of the Accreted Value with respect to the principal amount indicated in the preceding sentence or the principal amount indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, to the Asset Sale Payment Date.

Dated:______________________        Signature of Holder:_________________

                 Signature Guaranteed:__________________________
                                      Commercial Bank or Trust Company
                                      or Member Firm of the New York
                                      Stock Exchange, Inc.

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                    EXHIBIT E
                       TERMS OF SUBORDINATED INDEBTEDNESS

      The provisions set forth in Sections 2 through 9 of this Exhibit E set shall be the terms on which the Subordinated Indebtedness (as defined below) is subordinated to the Notes and shall be set forth in any agreement or evidence of Indebtedness relating to the Subordinated Indebtedness.

      1. Definitions. Terms used but not defined in this Exhibit F shall have the meanings assigned such terms in the Indenture. The following terms shall have the meanings indicated:

      "Subordinated Indebtedness" means the Indebtedness required to be subordinated to the Notes on the terms set forth in this Exhibit C pursuant to the Indenture.

      "Subordination Provisions" means the provisions set forth in Sections 2 through 9 of this Exhibit C.

      2. Agreement to Subordinate. The Company agrees and each holder of the Subordinated Indebtedness, by such holder's acceptance of any Note or other evidence of such Subordinated Indebtedness, likewise agrees, that the payment of the principal of, premium, if any, and interest on the Subordinated Indebtedness is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full, in cash or cash equivalents, of all Notes, that such subordination is for the benefit of, and shall be enforceable directly by, any Holder of Notes or the Trustee, and that each Holder of Notes shall be deemed to have acquired Notes in reliance upon covenants and provisions contained herein.

      All of the provisions of any agreement, Note or other evidence of indebtedness relating to the Subordinated Indebtedness shall be subject to the Subordination Provisions.

      The Subordination Provisions as they apply to the Subordinated Indebtedness may not be amended without the consent of the Holders of two-thirds in principal amount of the outstanding Notes obtained in the manner set forth in the Indenture.

      The Subordination Provisions shall remain in full force and effect so long as there are any Notes outstanding.

      3. Liquidation; Dissolution; Bankruptcy. (a) Upon any payment or distribution of assets of the Company to creditors upon a liquidation or a total or partial dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property or assets, all Notes shall first be paid in full (including interest after the commencement of any such proceeding at the rate specified in the Notes), in cash or cash equivalents, before holders of the Subordinated Indebtedness shall be entitled to receive any payment of principal of, premium, if any, or interest on, or any other distribution with respect to, the Subordinated Indebtedness. Until all Notes are paid in full, in cash or cash equivalents, any distribution to which holders of the Subordinated Indebtedness would be entitled but for the Subordination Provisions shall be made by the Company or by any receiver, trustee in bankruptcy, custodian, liquidating trustee, agent or other Person making such payment or distribution directly to the Trustee for the benefit of the Holders of Notes. For purposes of the Subordination Provisions `paid in full," as used with respect to the Notes, means the receipt of cash or cash equivalents of the principal amount of the Notes and premium, if any, interest and fees thereon to the date of such payment.

            (b) If a holder of the Subordinated Indebtedness does not FILE a proper claim or proof of debt in the form required in any proceeding contemplated by this Section 3 prior to 20 calendar days before the expiration of the time to file such claims or proofs, then, so long as any Notes are outstanding, the Trustee or any Holder of Notes is hereby authorized, and shall have the right, to file an appropriate claim or proof of debt on behalf of such holder of the Subordinated Indebtedness.

      4. Default on Notes. (a) The Company may not, directly or indirectly, make any payment of principal of, premium, if any, or interest on the Subordinated Indebtedness in cash, Property or other assets and may not acquire any Note or other evidence of the Subordinated Indebtedness for cash, Property or other assets (other then Indebtedness subordinated to the Notes to at least the same extent as the Subordinated Indebtedness or Common Stock of the Company) until all Notes have been paid in full, in cash or cash equivalents, if:

                  (i) a Default in the payment of any principal of, premium, if any, or interest on any Note occurs and is continuing, whether at Stated Maturity or at a date fixed for payment or by acceleration or otherwise; or

                  (ii) a Default on the Notes (other than described in clause
      (a)(i) of this Section 4) occurs and is continuing that permits Holders of Notes to accelerate such Notes and notice of such Default is given to the Company by any Holder of Notes or the Trustee.

            (b) The Company may resume payments on the Subordinated Indebtedness when:

                  (i) the Default is cured or waived in accordance with the terms of the Notes and the Indenture, or

                  (ii) 180 days pass after the notice is given pursuant to
      Section 4(a)(ii) and judicial proceedings relating to such Default have not been commenced or the Notes have not been accelerated, if the other Subordination Provisions permit the payment or acquisition of the Subordinated Indebtedness at that time.

      5. Acceleration of the Loans. (a) If payment of the Subordinated Indebtedness is accelerated, the Company shall promptly notify the Holders of Notes and the Trustee of such acceleration.

            (b) Upon the occurrence of an event of default with respect to the Subordinated Indebtedness, if any Notes shall then be outstanding, holders of the Subordinated Indebtedness shall not be permitted to accelerate the maturity of the Subordinated Indebtedness or take any other action to collect the repayment of the Subordinated Indebtedness prior to maturity or to marshal assets, to exercise any right of set off or to take any other remedy with respect to the Subordinated Indebtedness, until the earlier of (i) 180 days after each Holder of Notes and the Trustee have received from the Company notice of such event of default or (ii) the date on which the Notes shall have been paid in full. Nothing in this Section 5 shall affect or impair the ability of holders of the Subordinated Indebtedness to accelerate the maturity of the Subordinated Indebtedness upon the occurrence of an event of default with respect to the Subordinated Indebtedness caused by any event described in
Section 6.01(g) or 6.01(h) of the Indenture.

      6. When Distribution Must Be Paid Over. In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, holders of the Subordinated Indebtedness or any agent of such holders shall have received any payment on account of the principal, premium, if any, or interest on the Subordinated Indebtedness at a time when such payment is prohibited by the Subordination Provisions, such payment shall be received and held in trust for the benefit of, and shall be paid forthwith over and delivered to, the Trustee, for application to the payment of all Notes then remaining unpaid to the extent necessary to pay all Notes in full, in cash or cash equivalents, in accordance with their terms and the Indenture, after giving effect to any concurrent payment or distribution to or for the Holders of Notes.

      7. Notice by Company. The Company shall promptly notify holders of the Subordinated Indebtedness of any facts known to the Company that would cause a payment of principal of, premium, if any, or interest on the Subordinated Indebtedness to violate the Subordination Provisions.

      8. Subrogation. After all Notes are paid in full in cash or cash equivalents, and until the Subordinated Indebtedness is paid in full, the holders of the Subordinated Indebtedness shall be subrogated to the rights of Holders of Notes to receive distributions applicable to Notes to the extent that distributions otherwise payable to holders of the Subordinated Indebtedness have been applied to payment of Notes. A distribution made under the Subordination Provisions to Holders of Notes that otherwise would have been made to holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on the Subordinated Indebtedness.

      9. Subordination May Not Be Impaired by Company. No right of any current or future Holder of Notes or the Trustee to enforce the Subordination Provisions shall be impaired by any act or failure to act by the Company or by its failure to comply with the Subordination Provisions or any agreement or evidence of indebtedness relating to the Subordinated Indebtedness.

                                    EXHIBIT F

                           [ Registration Agreement ]

                                    EXHIBIT G

                            REGULATION S CERTIFICATE


The Chase Manhattan Bank
450 West 33rd Street
15th floor
New York, New York  10001
Attention: Corporate Trust Trustee Administration Department

         Re:      10.625% Senior Discount Notes due July 1, 2008 of
                  e. spire Communications, Inc. (the "Securities")

      Reference is made to the Indenture, dated as of July 1, 1998 (the "Indenture"), between e. spire Communications, Inc. (the "Issuer") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

      This certificate relates to U.S. $___________ principal amount at Stated Maturity of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

      CUSIP No(s).______________________

      CERTIFICATE No(s).________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the undersigned, as or on behalf of the Owner.

      The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security or an interest therein. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the

Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

      (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

            (A) the Owner is not a distributor of the Securities, an affiliate of the Issuer or any such distributor or a person acting on behalf of any of the foregoing;

            (B) the offer of the Specified Securities was not made to a person in the United States;

            (C)   either:

                  (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                  (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

            (D) no directed selling efforts in contravention of Rule 904(b) have been made in the United States by or on behalf of the Owner or any affiliate thereof;

            (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

            (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

            (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the

      Specified Securities were last acquired from an Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144;

            (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer; and

            (C) the Specified Securities are being transferred in compliance with any applicable "blue sky" securities laws of all applicable states of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.



Dated:      ____________________________________________________________________
            (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)



            By:________________________________*
               Name:
               Title:
               Phone:
               Agent Member Account Number:
               (DTC / Euroclear / Cedel Account Number)

            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                    EXHIBIT H

                          RESTRICTED NOTES CERTIFICATE

The Chase Manhattan Bank
450 West 33rd Street
15th Floor
New York, New York  10001
Attention:  Corporate Trust Trustee Administration Department

         Re: 10.625% Senior Discount Notes due July 1, 2008 of e.spire Communications, Inc. (the "Securities")

      Reference is made to the Indenture, dated as of July 24, 1998 (the "Indenture"), between e.spire Communications, Inc. (the "Issuer") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

      This certificate relates to U.S. $__________ principal amount at maturity of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s).__________________________
         ISIN No(s), If any.___________________
         CERTIFICATE No(s).____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

            The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security or an interest in a Restricted Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, (i) the Owner is not a U.S. Person (as defined in the Indenture) and (ii) such transfer is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

      (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

            (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

            (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

            (C) the Specified Securities are being transferred in compliance with any applicable "blue sky" securities laws of all applicable states of the United States.

      (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

            (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from an Issuer or from an affiliate of the Issuer, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144;

            (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from an Issuer or from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer; and

            (C) the Specified Securities are being transferred in compliance with any applicable "blue sky" securities laws of all applicable states of the United States.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, and the Initial Purchasers.



Dated:                         _________________________________________________
                               (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)



                               By:_____________________________________________*
                                  Name:
                                  Title:
                                  Phone:
                                  Agent Member Account Number:
                                  (DTC / Euroclear / Cedel Account Number)

                               (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)



* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                    EXHIBIT I

                       UNRESTRICTED SECURITIES CERTIFICATE

       (For removal of Restricted Notes Legend pursuant to Section 206(c))

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, NY 10001
Attention: Corporate Trust Trustee Administration

         Re: 10.625% Senior Discount Notes Due 2008 of e.spire Communications, Inc. (the "Securities")

      Reference is made to the Indenture, dated as of July 24, 1998 (the "Indenture"), between e.spire Communications, Inc. (the "Issuer") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

      This certificate related to U.S. $__________ principal amount of Securities, which are evidenced by the following certificates (s) (the "Specified Securities"):

      CUSIP No(s)._____________________

      CERTIFICATE No(s).______________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

      The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities be exchanged for Restricted Notes Legend pursuant to Section 206(a) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from an Issuer of from an affiliate of the Issuer, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, and the Initial Purchasers.

Dated:                         _____________________________________________
                               (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                               By:_______________________________
                                  Name:
                                  Title:
                                  Phone:
                                  Agent Member Account Number:
                                  (DTC / Euroclear / Cedel Account Number)

                               (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

* Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                   SCHEDULE A
                                       TO
                                    INDENTURE
                            DATED AS OF JULY 24, 1998
                                 BY AND BETWEEN
                          e.spire COMMUNICATIONS, INC.
                                       AND
                      THE CHASE MANHATTAN BANK, AS TRUSTEE

                             (EXISTING INDEBTEDNESS)


      The Company and certain of its subsidiaries have letters of credit for the benefit of several cities, rights-of-way providers and others which guarantee franchise terms compliance. To, date the Company and such subsidiaries have pledged $2,000,000 in cash to secure approximately $5,000,000 of these potential liabilities.

      Pursuant to an agreement (the "LG&E Agreement") between American Communication Services Louisville, Inc. ("ACSL") and Louisville Gas & Electric Company, effective as of June 28, 1994, the first 12 strands of all installed fiber optic cable in the Extended System (as defined in the LG&E Agreement) are subject to a security interest as collateral security for performance of the obligations of the Company and ACSL under the LG&E Agreement.

      Pursuant to a Stock Purchase Agreement, dated as of November 28, 1994, by and among the Company, City Link Corp., and the former directors and shareholders of City Link Corp., as amended August 3, 1995, the Company has an obligation to repurchase 10,636 shares of its common stock for a purchase price of $7.00 per share.

      Pursuant to a Stock Purchase Agreement, dated as of May 12, 1995, by and among the Company, Piedmont Teleport, Inc., Randal Holcombe and Karen Holcombe, as amended, the Company has an obligation to repurchase 62,000 shares of its common stock for a purchase price of $2.50 per share.

      Pursuant to the terms of an Agreement with Louisville Gas & Electric Company (LG&E"), if LG&E exercises its option to purchase up to 500,000 shares of the Pledgor's common stock after a transaction in which 50% or more of the Pledgor's stock is purchased by a combination of existing shareholders and/or management in a transaction which results in the Pledgor no longer being listed on a national securities market, then LG&E shall have the option, exercisable at any time by written notice to the Pledgor prior to the first anniversary of the exercise of the option, to put its shares to the Pledgor for a cash purchase equal to that tendered in the "going private" transaction.

      Pursuant to a Third Amended and Restated Employment Agreement (the "Pompliano Agreement"), dated June 30, 1995, with Mr. Anthony J. Pompliano, Mr. Pompliano shall have the right for a period of 90 days after the termination of his employment with the Company (unless such employment is terminated by the Company "for cause" (as defined in the Pompliano Agreement) or Mr. Pompliano voluntarily resigns), to sell to the Company and the Company is required to purchase, the shares of Common Stock issued or issuable pursuant to options granted to Mr. Pompliano under the Pompliano Agreement, at a price equal to the publicly traded price of the Common Stock (as defined in the Pompliano Agreement), less the exercise price of the options with respect to unexercised options. The aggregate purchase price paid by the Company for such shares shall not exceed $1 million (which amount shall be reduced by the net proceeds received by Mr. Pompliano from his sales of shares of Common Stock in the market or otherwise). This right may be exercised by Mr. Pompliano only if at the time of exercise the aggregate value (based on the publicly traded price) of the Company's outstanding shares of Common Stock and the shares of Common stock issuable pursuant to options, warrants and other convertible securities which have an exercise or conversion price which is equal to or less than the then publicly traded price of the Common Stock is greater than $200 million and at least 5,000,000 outstanding shares of Common Stock are neither held by "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company nor "restricted securities" (as defined in Rule 144 under the Securities Act).

      Pursuant to a Third Amended and Restated Employment Agreement (the "Kozak Agreement"), dated June 30, 1995, with Mr. Richard A. Kozak, Mr. Kozak shall have the right for a period of 90 days after the termination of his employment with the Company (unless such employment is terminated by the Company "for cause" (as defined in the Kozak Agreement) or Mr. Kozak voluntarily resigns), to sell to the Company and the Company is required to purchase, the shares of Common Stock issued or issuable pursuant to options granted to Mr. Kozak under the Kozak Agreement, at a price equal to the publicly traded price of the Common Stock (as defined in the Kozak Agreement), less the exercise price of the options with respect to unexercised options. The aggregate purchase price paid by the Company for such shares shall not exceed $1 million (which amount shall be reduced by the net proceeds received by Mr. Kozak from his sales of shares of Common Stock in the market or otherwise). This right may be exercised by Mr. Kozak only if at the time of exercise the aggregate value (based on the publicly traded price) of the Company's outstanding shares of Common Stock and the shares of Common Stock issuable pursuant to options, warrants and other convertible securities which have an exercise or conversion price which is equal to or less than the then publicly traded price of the Common Stock is greater than $200 million and at least 5,000,000 outstanding shares of Common Stock are neither held by "affiliates" (as defined in Rule 405 under the Securities Act) of the Company nor "restricted securities" (as defined in Rule 144 under the Securities Act).

      Pursuant to an indenture dated as of November 14, 1995, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee, as amended or supplemented (the "2005 Indenture"), the Company issued 13% senior discount notes due 2005 (the "2005 Notes"). The 2005 Notes accrete at a rate of 13%, compounded semi-annually to an aggregate principal amount of $190 million by November 1, 2000. Cash interest does not accrue on the 2005 Notes prior to November 1, 2000. Commencing May 1, 2001, cash interest will be payable semi-annually on the 2005 Notes at the rate of 13% per annum (approximately $24.7 million per year). The full accreted value of the 2005 Notes of an aggregate of $190 million will become due on November 1, 2005. The 2005 Indenture also provides, under certain circumstances, for repurchase of the 2005 Notes by the Company and special interest provisions.

      Pursuant to an indenture dated as of March 26, 1996, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee, as amended or supplemented (the "2006 Indenture"), the Company issued 12-3/4% senior discount notes due 2006 (the "2006 Notes"). The 2006 Notes accrete at a rate of 12-3/4%, compounded semi-annually to an aggregate principal amount of $120 million by April 1, 2001. Cash interest does not accrue on the 2006 Notes prior to April 1, 2001. Commencing October 1, 2001, cash interest will be payable semi-annually on the 2006 Notes at the rate of 12-3/4% per annum (approximately $15.3 million per year). The full accreted value of the 2006 Notes of an aggregate of $120 million will become due on April 1, 2006. The 2006 Indenture also provides, under certain circumstances, for repurchase of the 2006 Notes by the Company and special interest provisions.

      Pursuant to an indenture dated as of July 23, 1997, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee, as amended or supplemented (the "2007 Indenture"), the Company issued 13-3/4% senior notes due 2007 (the "2007 Notes"). Commencing January 15, 1998, cash interest is payable semi-annually on the 2007 Notes at the rate of 13-3/4% per annum (approximately $30.2 million per year). The full principal amount of the 2007 Notes of an aggregate of $220 million will become due on April 1, 2007. The 2007 Indenture also provides, under certain circumstances, for repurchase of the 2007 Notes by the Company and special interest provisions.

                                   SCHEDULE B
                                       TO
                                    INDENTURE
                            DATED AS OF JULY 24, 1998
                                 BY AND BETWEEN
                          e.spire COMMUNICATIONS, INC.
                                       AND
                      THE CHASE MANHATTAN BANK, AS TRUSTEE


                             (REQUIRED INVESTMENTS)



                  None

                                   SCHEDULE C
                                       TO
                                    INDENTURE
                            DATED AS OF JULY 24, 1998
                                 BY AND BETWEEN
                          e.spire COMMUNICATIONS, INC.
                                       AND
                      THE CHASE MANHATTAN BANK, AS TRUSTEE


                      (SECURED CREDIT FACILITY AGREEMENTS)


      On December 30, 1997, the Company entered into the New AT&T Credit Facility pursuant to which AT&T Commercial Finance Corporation has provided up to $35.0 million in financing in order to effect the refinancing of then outstanding loans made to certain of the Company's subsidiaries under a $31.2 million credit facility (the "Old AT&T Credit Facility) (the "Refinancing") for general purposes. It is expected that amounts outstanding under the New AT&T Credit Facility will be repaid in connection with the closing of the GSOP Credit Facilities described below.

      The loans under the New AT&T Credit Facility are secured by the capital stock of the material subsidiaries of the Company and the promissory notes (the "Intercompany Notes") of certain subsidiaries of the Company evidencing debt provided by the Company pursuant to the Refinancing. The aggregate outstanding principal balance of the loans is payable in twenty-four (24) consecutive quarterly installments beginning on December 31, 1998 and continuing on each of the last calendar days (or the next succeeding business day if such date is not a business day) of March, June, September and December in each calendar year thereafter through and including September 30, 2004. The principal of borrowed amounts may be prepaid in certain circumstances and must be prepaid, without premium or penalty, in other circumstances. Interest is due quarterly. Interest is variable based on the tree-month Commercial Paper Rate or LIBOR Rate plus 4.5% per annum, at the Company's option and is compounded quarterly. Upon certain events of default, additional interest at a rate of 2% will become payable. In addition, the New AT&T Credit Facility included covenants, some of which impose certain restrictions on the Company and its material subsidiaries including restrictions on the declaration or payment of dividends, the conduct of certain activities, certain investments, the creation of additional liens or indebtedness, the disposition of assets, transactions with affiliates and extraordinary corporate transactions.

      In connection with the New AT&T Credit Facility, the Company issued to AT&T Credit Corporation 207,964 shares of its common stock in exchange for AT&T Credit Corporation conveying to the Company (i) 145 shares of common stock of American Communication Services of Columbia, Inc., (ii) 14.5 shares of common stock of American Communication Services of El Paso, Inc., (iii) 145 shares of common stock of American Communication Services of Fort Worth, Inc., (iv) 145 shares of common stock of American Communication Services of Greenville, Inc., and (v) 156.3 shares of common stock of American Communication Services of Louisville, Inc. The Company was required to pledge to AT&T Commercial Finance Corporation (i) all of its shares (present and future) of capital stock in its material subsidiaries, along with all options and warrants therein, (ii) the Intercompany Notes and (iii) any proceeds of any of the foregoing. Under certain circumstances, the pledge agreement governing such pledge also restricts the Company's ability to receive and retain dividends in respect of the pledged collateral.

                                   SCHEDULE D
                                       TO
                                    INDENTURE
                            DATED AS OF JULY 24, 1998
                                 BY AND BETWEEN
                          e.spire COMMUNICATIONS, INC.
                                       AND
                      THE CHASE MANHATTAN BANK, AS TRUSTEE


                           (CONTRACTS WITH AFFILIATES)


      As of July 1, 1992 American Lightwave, Inc. entered into a Registration Rights Agreement among American Lightwave, Inc. and persons named therein (including the persons referenced below in the following three paragraphs).

      On July 1, 1992, Russell T. Stern, Jr., Patrick J. Haynes and Willard McNitt, the stockholders of Alabama Lightwave, Inc., North Carolina Lightwave, Inc., Chicago Lightwave, Inc., Delaware Lightwave, Inc., and Virginia Lightwave, Inc. (collectively referred to as the "ALI subsidiaries") entered into stock exchange agreements with ALI. Under these agreements, the stockholders of the ALI subsidiaries received 650 shares of ALI mandatorily redeemable, non-voting, cumulative Series A preferred stock (the "ALI Preferred Stock") and 103,920 shares of ALI common stock (the "ALI Common Stock"). Additionally, ALI issued 363,720 shares of ALI Common Stock to existing stockholders for $.0042 per share.

      At the time of the exchange agreements, ALI also entered into a share subscription agreement under which an aggregate 500 shares of ALI Preferred Stock and an aggregate 181,860 shares of ALI Common Stock were issued to Apex Investment Fund I, L.P. ("Apex"), The Productivity Fund II, L.P.
("Productivity") and Brian Boyer for a total of $500,875.

      On December 15, 1992, 100 additional shares of ALI Preferred Stock and 36,372 shares of ALI Common Stock were issued to Apex, Productivity and Brian Boyer for a total of $100,175, under the stock subscription agreement noted above.

      On September 15, 1993, the Company's former subsidiary, ALI, issued promissory notes to Apex, Productivity, Russell T. Stern, Jr. and Brian Boyer for $68,825, $68,825, $7,083 and $1,350, respectively (the "ALI Notes"). These ALI Notes were originally due September 15, 1994, but ALI had the option to extend the maturity date to September 15, 1995. Interest was payable on the notes at ten percent (10%) per annum. The noteholders had warrants to purchase, at any time up to September 14, 1996, shares of ALI Common Stock at a price of $181.86 per share, subject to antidilution adjustments. ALI elected to extend the maturity date to September 14, 1995, and the number of ALI shares that the noteholder could purchase pursuant to the warrant increased as provided therein. The holders of ALI Notes converted the ALI Notes and warrants into notes and warrants substantially similar to notes and warrants issued by the Company on or about September 14, 1993. These notes together with accrued interest were repaid on the maturity date. The converted warrants along with the additional warrants issued upon the extension of the ALI Notes gave the four holders listed above the right to purchase an aggregate of 36,500 shares of the Company's Common Stock at a price of $0.875 per share. The unexpired term of the three-year warrants carried over to the converted warrants. In connection with the October 1994 Private Placement (as defined below), Apex and Productivity agreed to reduce the number of warrants held by each of them by 50% in exchange for the exercise price of 50% of such remaining warrants being reduced to $0.44 and 50% of such remaining warrants being reduced to $0.01. Apex and Productivity each exercised warrants for 8,353 shares of Common Stock at $0.44 per share during November 1994 and each exercised warrants for 8,353 shares of Common Stock at $0.01 per share during December 1994.

      In November 1993, the Company executed a financial consulting and advisory agreement with The Thurston Group, Inc. for a period of six months. The Company believes that Russell T. Stern, Jr., who, as of December 31, 1995, owned in excess of 5% of the Company's outstanding voting stock and was a director of the Company at the time the consulting agreement was executed, and Patrick J. Haynes, who at the time the consulting agreement was executed was an executive officer of the Company and owned in excess of 5% of the Company's outstanding voting stock, had controlling interests in The Thurston Group, Inc. In consideration, The Thurston Group, Inc. or its transferees received warrants to purchase 300,000 shares of Company Common Stock, exercisable at $.875 per share. The holders of these warrants had the right to resell the shares to Company for $2.25 per share through October 25, 1995. Pursuant to an Assignment and Assumption Agreement dated June 21, 1995 (as described below), Apex Investment Fund II, L.P. ("Apex II") assumed the Company's obligation to purchase such shares for a purchase price of $2.25 per share.

      On June 1, 1994, the Company entered into a Stock Exchange Agreement, with the following holders of 1,700 shares of its preferred stock, some of whom were affiliates of the Company: Apex--247.5 shares; Productivity--247.5 shares; Brian Boyer--5 shares; Russell T. Stern, Jr.--550 shares and The Thurston Group, Inc.--650 shares. George Middlemas, who is a director of the Company, is a general partner of a partnership which is the general partner of Apex. Productivity, until the closing of the October

1994 Private Placement owned in excess of 5% of the Company's outstanding voting stock. Brian Boyer is a former officer and director of the Company. Russell T. Stern, Jr. owned in excess of 5% of the Company's outstanding voting stock as of December 31, 1995, and was a director of the Company at the time such exchange was effective. The Company believes that Mr. Stern is also a principal stockholder of The Thurston Group, Inc. The preferred stock had a face value of $1,000 per share, and represented all of the then issued and outstanding shares of the Company's preferred stock. As of June 30, 1994, none of the preferred stock remained outstanding. The Company exchanged each share of such preferred stock for the number of shares of Common Stock determined by dividing the face amount of such shares of preferred stock by $3.10 (which equals the average of the high bid and low ask prices for the Company's Common Stock during the five trading days immediately preceding June 1, 1994). The preferred stockholders were granted piggy-back registration rights for the Common Stock received in the exchange, and demand registration rights on two occasions for the two-year period, June 1, 1995, to June 1, 1997, upon written request of 60% of the holders of such Common Stock received in the exchange. The preferred stockholders also each executed a general release in favor of the Company.

      On June 9, 1994, the Company issued Secured Convertible Notes to, and executed Security Agreements with, Apex, Productivity and Russell T. Stern, Jr. The notes, which were repaid immediately following the October 1994 Private Placement, had principal amounts of $264,680, $264,680 and $77,281, respectively, with an interest rate of 15% per annum. The notes were secured pari passu by the tangible assets of the Company's subsidiaries in the first two cities to complete construction of networks, American Communication Services of Louisville, Inc. and American Communication Services of Little Rock, Inc. The Company paid the principal and accrued interest on Mr. Stern's note in cash and paid Apex and Productivity in shares of its 9% Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Under the terms of the notes, because the notes held by Apex and Productivity were paid in shares of Series A Preferred Stock valued at $90 per share, the Company was obligated to pay an additional $77,250 each to Apex and Productivity, payable also in shares of Series A Preferred Stock valued at $90 per share.

      Also in June 1994, Apex, Productivity and William G. Salatich, then a director of the Company, purchased notes with the aggregate principal amount of $1,300,720. These notes paid interest at a rate of 15% per annum and were originally due December 31, 1994. The principal of these notes was converted into 14,453 shares of Series A Preferred Stock as part of the October 1994 Private Placement and the holders thereof received warrants to purchase 173,428 shares of Common Stock, which warrants were exercised. The accrued interest of $62,736 on these notes as of October 21, 1994, was paid by the Company in cash.

      On June 16, 1994, the Company entered into a financial consulting agreement with Thurston Partners, Inc. and Global Capital, Inc., both of which the Company believes to be affiliates of Patrick J. Haynes, a former executive officer of the Company and a principal shareholder at that time and Russell T. Stern, Jr. The Company agreed to pay $153,750 for consulting services rendered through the date of the agreement, and a monthly payment of $7,500 continuing for a period of two years following the closing of the October 1994 Private Placement.

      Effective June 1, 1994, the Company engaged SGC Advisory Services, Inc. ("SGC") as a financial and business consultant for three years. SGC is an affiliate of Steven G. Chrust, a former director of the Company. Pursuant to the agreement, the Company will compensate SGC as follows: (1) a monthly fee of $5,000; (2) options to purchase up to 50,000 shares of the Company's Common Stock which vest on July 1, 1997, and are exercisable on or before July 1, 1999; and (3) a fee equal to 4% of the total aggregate consideration received by the Company or its shareholders, in any transaction which the Company completes with a strategic partner, merger partner or buyer if SGC is the finder of such entity; or in the case where SGC is not the finder but proves instrumental in completing the transaction then a fee of 2% will be payable to SGC. In either case, 50% of the fee will be payable in cash at the time of closing and 50% will be payable in warrants to purchase securities or instruments similar to those received by the Company or its shareholders, unless the entire purchase price is paid in cash. In the latter case, the entire fee will be payable in cash at closing. Any warrants will have an exercise life of five years from the date of issuance or vesting, whichever is later, and be exercisable at the same price as established by the transaction which generates the warrant fee. At the end of each month of the term of the agreement, SGC earns a credit against the exercise price of the options referred to in (2) above equal to 1/36th of the exercise price. The shares issued upon exercise of the options were priced at the average of the high bid and low asked price on the closing date of the October 1994 Private Placement and have piggy-back registration rights.

      In August, 1994, Apex II loaned the Company $250,000. The terms of this loan were 15% per annum interest on a note due December 31, 1994, the grant of a security interest in the tangible assets of the Company's operating subsidiary which was then constructing a CAP network, and the issuance of the Company's warrants in the amount of $250,000 to purchase shares of Series A Preferred Stock at $90 per share. Apex II converted the principal of this loan into 2,778 shares of Series A Preferred Stock at $90 per share as part of the October 1994 Private Placement. In addition, Apex II received warrants to purchase 3,333 shares of Common Stock at $1.125 per share and warrants to purchase 3,333 shares of Common Stock at $0.01 per share in connection with this conversion. All of these warrants were exercised.

      In October 1994, the Company completed a private placement (the "October 1994 Private Placement") in which it sold an aggregate of 186,664 shares of its Series A Preferred Stock and issued warrants to purchase an aggregate of 2,674,506 shares of Common Stock for an aggregate consideration of $16.8 million, including the conversion of $4.3 million of outstanding debt. Each share of the Series A Preferred Stock is convertible into 40 shares of Common Stock, subject to anti-dilution adjustments, generally at the option of the holder. The Huff Alternative Income Fund, L.P. ("Huff") acquired control of the Company through its purchase of 138,889 shares of the Series A Preferred Stock for an aggregate purchase price of $12.5 million and its receipt of warrants to purchase 77,000 and 1,414,222 shares of Common Stock at prices of $1.125 and $0.01 per share, respectively, all of which were exercised in November 1994. Huff is an investment limited partnership and the consideration for the Series A Preferred Stock was obtained from its general and limited partners through capital calls for investments by the fund. Upon completion of these transactions, Huff owned approximately 55.1% of the Company's outstanding voting stock.

      On June 21, 1995 the Company entered into an Assignment and Assumption Agreement between the Company and Apex II wherein Apex II assumed the Company's obligation to purchase from certain stockholders an aggregate of 300,000 shares of Common Stock at a purchase price of $2.25 per share.

      On June 26, 1995 the Company completed a private placement (the "June 1995 Private Placement") of its 9% Series B-1 Convertible Preferred Stock ("Series B-1 Preferred Stock"), 9% Series B-2 Convertible Preferred Stock ("Series B-2 Preferred Stock") and 9% Series B-3 Convertible Preferred Stock ("Series B-3 Preferred Stock") (collectively, the "Series B Preferred Stock"). In the June 1995 Private Placement ING Equity Partners, L.P. I (ING") purchased an aggregate of 100,000 shares of Company's Series B-1 Preferred Stock, warrants to purchase 428,571 shares of Common Stock at an exercise price of $0.01 per share and a warrant to purchase 100,000 shares Common Stock at an exercise price of $2.50 per share. In connection with the June 1995 Private Placement, the Company's Series A Preferred Stock was exchanged for an identical number of 9% Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock," and the Series A-1 Preferred Stock together with the Series B Preferred Stock, the "Preferred Stock") and subsequently retired. Huff and certain of its affiliates purchased and aggregate of 100,975 shares of Series B-2 Preferred Stock, warrants to purchase 432,749 shares of Common Stock at an exercise price of $0.01 per share, a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.79 per share and a warrant to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share. Apex II and certain of its affiliates purchased an aggregate of 21,000 shares of Series B-3 Preferred Stock and warrants to purchase an aggregate of 90,000 shares of Common Stock at an exercise price of $.01 per share. Each warrant to purchase Common


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
Stock at an exercise price of $.01 per share that was issued pursuant to the June 1995 Private Placement was exercised. The price per unit in the June 1995 Private Placement was $100. On November 14, 1995, pursuant to the Purchase Agreement (the "Series B Purchase Agreement") dated as of June 26, 1995 among the Company, Huff, ING, Apex, Apex II and other purchasers, ING purchased 50,000 shares of the Company's 9% Series B-4 Convertible Preferred Stock and a warrant (exercised on that date) entitling ING to purchase 214,286 shares of Common Stock at an exercise price of $0.01 per share. In connection with the June 1995 Private Placement, the Company entered into the Registration Rights Agreement dated June 26, 1995, among the holders of the Preferred Stock, certain holders of Common Stock and certain holders of options or warrants convertible into Common Stock (the "Registration Rights Agreement") wherein the parties were granted piggy-back registration rights with respect to any registration statements (other than Registration Statements filed on Forms S-4 or S-8) filed by the Company with the Commission at any time prior to the sixth anniversary of the Registration Rights Agreement, and certain demand registration rights following the occurrence of, among other things, a fully distributed, firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, in which the gross proceeds to the Company is at least $15,000,000 and the initial price to the public per share of Common Stock is at least $5.00 and the result of which is the inclusion of the Common Stock in the NASDAQ National Market System or listing on the New York Stock Exchange.

      The Company also has entered into the Stockholder's Agreement (the "Stockholder's Agreement"), dated as of June 26, 1995, with the holders of the Preferred Stock, Anthony J. Pompliano and Richard A. Kozak. The Stockholders Agreement, among other things, generally restricts the transfer of Common and Preferred Stock owned by the parties to the Stockholders Agreement with the exception of stock sold: (i) in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) in the public market pursuant to Rule 144 under the Securities Act. The Stockholders Agreement further provides the stockholders with rights of first refusal in the case of sales initiated by stockholders that are parties to the Stockholders Agreement and certain "tag-along" rights, which allow the stockholders to sell a proportionate amount of their stock in the event a stockholder proposes to sell such stock to an unrelated purchaser.

      As of June 30, 1995, the Company entered into an Amended and Restated Management Registration Rights Agreement, as amended, wherein the Company's executive officers Anthony J. Pompliano, Jack E. Reich, Riley M. Murphy, George
M. Tronsrue, III and Douglas R. Hudson were granted piggy-back registration rights with respect to registration statements (other than Registration Statements filed on Form S-4) filed by the Company with the Commission at any time prior to the sixth anniversary of


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
the Registration Rights Agreement, and certain demand registration rights, with respect to shares of Common Stock underlying options granted to them under their respective employment agreements with the Company.

      Since June 26, 1995, the Company has entered into Indemnity Agreements with each of its following Directors and Executive Officers providing for the Company's indemnification of such Directors and Executive Officers.

      On November 8, 1995, the Company entered into a Governance Agreement (the "Governance Agreement") with Huff, ING, Apex, Apex II and other holders of the Preferred Stock. Pursuant to the Governance Agreement, until June 26, 1996, the Board was to consist of eleven members, four of whom were elected by holders of the Common Stock and seven of whom were elected by holders of the Preferred Stock. On February 26, 1996, the Company and the same parties to the Governance Agreement signed a Supplemental Governance Agreement pursuant to which the Board was reduced to seven members, four of whom were elected by holders of the Common Stock and three of whom were elected by holders of the Preferred Stock.

      On April 10, 1997, the Company entered into a Purchase Agreement with Huff, ING, Apex and Apex II (the "Direct Purchasers") to sell an aggregate of 3,600,000 shares of the Company's Common Stock directly to the Direct Purchasers at a price of $4.70 per share.

      On April 28, 1997, the Company extended a loan in the principal amount of $195,000 to George M. Tronsrue, III, the Company's President and Chief Operating Officer--Strategy and Technology Development. The loan bears interest at 8% per annum and is due and payable no later than April 28, 1999. Mr. Tronsrue must prepay all amounts outstanding if his employment terminates earlier than April 28, 1999, and he must use the net proceeds from the sale of any of his shares of Common Stock prior to April 28, 1999 to prepay any principal and interest then outstanding.

      On July 10, 1997, the Company entered into a Purchase Agreement with The Huff Alternative Income Fund, L.P. ("Huff"), General Motors Domestic Group Pension Trust ("G.M."), Societe Generale Securities Corporation ("SOCGEN"), ING Baring (U.S.) Securities, Inc. ("ING Baring") and McDermott Inc. Master Trust ("McDermott")(the "Company Purchasers"), relating to the sale by the Company to certain initial purchasers and the Company Purchasers of 75,000 Units (the "Units"), consisting of $75,000,000 of 14-3/4% Redeemable Preferred Stock due 2008 (the "Preferred Stock") and 75,000 Warrants (the "Warrants"), each Warrant initially to purchase 80.318 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Initial Warrant Shares"), subject to an increase of 22.645


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
additional shares of Common Stock (the "Additional Warrant Shares" and, together with the Initial Warrant Shares, the "Warrant Shares") in the event the Company fails to raise net proceeds of at least $50,000,000 through the issue and sale of its qualified capital stock (other than preferred stock) on or before December 31, 1998. In connection with the offering of the Units, the Company also entered into a Supplemental Registration Rights Agreement dated as of July 10, 1997, with Huff, G.M. and McDermott to provide for certain demand registration rights with respect to the Units. Additionally, the Company entered into a fee letter agreement dated July 10, 1997, with ING Baring and SOCGEN to provide for the payment to each such entity of a fee in the amount of $337,500 in connection with the sale to each such entity of 7,500 Units.

      On July 23, 1997, in connection with the sale of the Notes, the Company entered into a fee letter agreement with Huff Asset Management Co., L.L.C. ("W.R. Huff") to pay W.R. Huff, on behalf of investment management accounts for which W.R. Huff acts as investment advisor, a fee of $750,000 with respect to the $50,000,000 of Notes purchased by W.R. Huff, on behalf of investment management accounts for which W.R. Huff acts as investment advisor, from the Initial Purchasers. In addition, on July 23, 1997, the Company entered into a Supplemental Registration Rights Agreement with W.R. Huff, on behalf of investment management accounts for which W.R. Huff acts as investment advisor, to provide for certain demand registration rights with respect to the Notes.



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